UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Orchid Cellmark Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

October 6, 2010

Dear Stockholder,

We cordially invite you to attend our 2010 annual meeting of stockholders to be held at 10:00 a.m. on Tuesday, November 9, 2010 at the Wyndham Princeton Forrestal Hotel and Conference Center, 900 Scudders Mill Road, Plainsboro, NJ 08536.

The attached notice of 2010 annual meeting of stockholders and proxy statement describe the business we will conduct at the annual meeting and provide information about Orchid Cellmark Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting, whether or not you can attend.

Sincerely,

Thomas A. Bologna

President and Chief Executive Officer

ORCHID CELLMARK INC.

4390 US ROUTE ONE

PRINCETON, NJ 08540

October 6, 2010

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m. local time

DATE:	November 9, 2010

PLACE:	Wyndham Princeton Forrestal Hotel and Conference Center 900 Scudders Mill Road Plainsboro, New Jersey 08536

PURPOSES:

1. To elect two directors, Eugene I. Davis and Stefan Loren, as Class I directors to serve three-year terms expiring in 2013.

2. To ratify the appointment of Grant Thornton LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3. To consider any other business that is properly presented at the annual meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Orchid Cellmark Inc. common stock at the close of business on September 20, 2010. A list of stockholders of record will be available at the annual meeting and, during the ten days prior to the annual meeting, at the office of the Corporate Secretary at the company’s headquarters.

BY ORDER OF THE BOARD OF DIRECTORS

William J. Thomas
Corporate Secretary

ORCHID CELLMARK INC.

4390 US ROUTE ONE

PRINCETON, NJ 08540

(609) 750-2200

PROXY STATEMENT FOR ORCHID CELLMARK INC.

2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2010

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did I Receive This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2010 annual meeting of stockholders and any adjournments of the meeting. This proxy statement along with the accompanying notice of 2010 annual meeting of stockholders summarizes the purposes of the annual meeting and the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares either via the Internet, by telephone, or by marking, signing, dating and returning the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 9, 2010. The proxy statement and annual report to security holders are available at http://www.proxyvote.com. On this website, you can also elect to receive distributions of our proxy statements and annual reports to securityholders by electronic delivery.

On October 6, 2010, we began sending this proxy statement, the attached notice of 2010 annual meeting of stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. Only stockholders who owned our common stock at the close of business on September 20, 2010 are entitled to vote at the annual meeting. On this record date, there were 29,966,562 shares of our common stock outstanding. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” The common stock is our only class of voting stock. We are also sending along with this proxy statement our 2009 annual report, which includes our financial statements for the fiscal year ended December 31, 2009.

How Many Votes Do I Have?

Each share of our common stock that you own at the close of business on September 20, 2010 entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or withheld from all or any one of the nominees for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on November 8, 2010.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a Legal Proxy and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have this document from your broker or other nominee.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and

•	“FOR” the ratification of the appointment of Grant Thornton LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

If any other matter is presented at the annual meeting, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before it is exercised. You may change or revoke your proxy in any one of the following ways:

•	You may send in another proxy with a later date;

•	You may re-vote via the Internet at a later date;

•	You may re-vote by telephone at a later date;

•	You may notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•	You may vote in person at the annual meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on September 20, 2010, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	The affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting is required to approve the ratification of the appointment of Grant Thornton LLP.

What is the Effect of Broker Non-Votes, Withholdings and Abstentions?

•

Broker Non-Votes: If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposal 2, even if it does not receive instructions from you. If your broker cannot vote your shares on a particular matter because it does not have instructions from you or does not have discretionary voting authority on that matter or does not exercise its voting authority, this is referred to as a “broker non-vote”. Broker non-votes are not counted as votes “for” or “against” Proposal 1, so they will have no effect on the vote on this proposal.

•	Withholdings: Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

•	Abstentions: Because abstentions are not counted as votes “for” or “against” Proposal 2, they will have no effect on the vote on this proposal.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote by Internet, telephone or at the annual meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Recent changes in regulations were made that have taken away the ability of your bank, broker or other nominee to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it felt appropriate. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on this proposal on your behalf.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies if any fees are incurred. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on September 20, 2010 is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. on November 9, 2010 at the Wyndham Princeton Forrestal Hotel and Conference Center, 900 Scudders Mill Road, Plainsboro, NJ 08536.

When you arrive at the hotel, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

Voting

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), and (3) by mail, using the paper proxy card. When you vote via the Internet or by telephone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the annual meeting.

Electronic Access to and Delivery of Company Stockholder Communications

Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you would like to view our proxy materials for the annual meeting on the Internet and/or instruct us to make available future proxy materials to you electronically by e-mail, please visit http://www.proxyvote.com.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with a Notice setting forth information on how to access those materials on the Internet and information on how to access the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Householding of Annual Disclosure Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you write or call our Corporate Secretary at the following address or phone number: Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540, telephone (609) 750-2200. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of September 20, 2010, for (a) each stockholder known by us to own beneficially more than 5% of our common stock; (b) each of our current directors; (c) each nominee for director; (d) each executive officer named in the Summary Compensation Table below; and (e) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within the 60-day period following September 20, 2010 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table. Percentage of ownership is based on 29,966,562 shares of common stock outstanding on September 20, 2010. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Unless otherwise indicated, the address for each director and current and former executive officer is c/o Orchid Cellmark Inc., 4390 U.S. Route One, Princeton, New Jersey 08540.

	Amount and Nature of Beneficial Ownership
	Common Stock
5% Holders, Directors and Executive Officers	Number (1)		Percent
Bridger Management, LLC 90 Park Avenue, 40th Floor New York, NY 10016 (2)	3,962,179	(3)	13.2%
Accipiter Capital Management LLC 666 5th Avenue, 35th Floor New York, NY 10103 (4)	3,923,498	(3)	13.1%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	2,345,522	(3)	7.8%
Samana Capital L.P. 283 Greenwich Avenue Greenwich, CT 06830 (5)	2,155,798	(3)	7.2%
James Beery (6)	120,467		*
Thomas A. Bologna (7)	1,039,790		3.4%
Jeffrey Boschwitz, Ph.D. (8)	88,396		*
Bruce D. Dalziel (6)	11,329		*
Eugene I. Davis	—		*
James M. Hart, Ph.D. (6)	17,821		*
Sidney M. Hecht, Ph.D. (9)	150,642		*
Stefan Loren	2,000		*
Kenneth D. Noonan, Ph.D. (6)	87,292		*
James F. Smith (10)	124,248		*
William J. Thomas (11)	119,290		*
Nicole S. Williams (6)	148,922		*
All current directors and executive officers as a group (ten persons) (12)	1,908,197		6.0%

*	Represents beneficial ownership of less than 1% of the common stock outstanding.
(1)	Attached to each share of common stock is a preferred share purchase right to acquire one one-hundredth of a share of our series A junior participating preferred stock, par value $0.001 per share, which preferred share purchase rights are not presently exercisable.

(2)	Represents shares of common stock held by accounts managed by Bridger Management, LLC. Robert C. Mignone is the managing member of each of Bridger Management, LLC. As a result, Mr. Mignone and Bridger Management, LLC may be deemed to be the beneficial owners of all shares managed by Bridger Management, LLC. One of the accounts managed by Bridger Management, LLC, Swiftcurrent Offshore, Ltd., located at Cayman Corporate Centre, 27 Hospital Road, P.O. Box 1748GT, George Town, Grand Cayman, Cayman Islands, beneficially owns 2,471,579 shares of such common stock, or 8.2% of the outstanding shares of common stock.
(3)	The number of shares is based on the most recent filing with the Securities and Exchange Commission by the stockholder.
(4)	Represents shares owned by Accipiter Life Sciences Fund, LP (“ALSF”) and Accipiter Life Sciences Fund (Offshore), Ltd. (“Offshore”). Accipiter Capital Management, LLC (“Management”) is the investment manager of Offshore. Candens Capital, LLC (“Candens”) is the general partner of ALSF. Gabe Hoffman is the managing member of each of Management and Candens. As a result, Gabe Hoffman, Management and Candens may be deemed to be the beneficial owners of all shares held by ALSF and Offshore. Each of ALSF, Offshore, Management, Candens and Mr. Hoffman disclaims beneficial ownership of the securities beneficially owned by Accipiter and the other members of the group except to the extent of his or its pecuniary interest therein.
(5)	Morton Holdings, Inc. (“MH”) is the general partner of Samana Capital, L.P. Each of MH and Philip B. Korsant may be deemed to beneficially own the common stock as a result of the direct or indirect power to vote or dispose of such stock.
(6)	Represents shares of common stock subject to options exercisable within the 60-day period following September 20, 2010.
(7)	Includes 5,626 shares of common stock held by the Thomas A. Bologna and Kathy M. Bologna Trust (the “Bologna Trust”) and 875,312 shares of common stock subject to options exercisable within the 60-day period following September 20, 2010. Mr. Bologna shares voting and investment power over the shares held by the Bologna Trust.
(8)	Includes 79,896 shares of common stock subject to options exercisable within the 60-day period following September 20, 2010.
(9)	Includes 146,842 shares of common stock subject to options exercisable within the 60-day period following September 20, 2010.
(10)	Includes 121,148 shares of common stock subject to options exercisable within the 60-day period following September 20, 2010.
(11)	Includes 1,000 shares of common stock held in Mr. Thomas’ IRA and 118,290 shares of common stock subject to options exercisable within the 60-day period following September 20, 2010.
(12)	Includes 1,727,319 shares of common stock subject to options exercisable within the 60-day period following September 20, 2010.

MANAGEMENT AND CORPORATE GOVERNANCE

The following table sets forth certain information, as of October 1, 2010, concerning our executive officers and names of both the persons being nominated as directors and current directors whose terms do not expire at the annual meeting:

Name	Age	Position
Executive Officers
Thomas A. Bologna	62	President and Chief Executive Officer and Director
Jeffrey Boschwitz, Ph.D.	43	Vice President, North America Marketing and Sales
James F. Smith	60	Vice President and Chief Financial Officer
William J. Thomas	51	Vice President and General Counsel

Non-Employee Directors
James Beery (1)(4)	69	Chairman of the Board of Directors
Bruce D. Dalziel (1)(2)(3)	52	Director
James M. Hart, Ph.D. (3)	63	Director
Sidney M. Hecht, Ph.D. (1)(2)(4)	66	Director
Kenneth D. Noonan, Ph.D. (4)	62	Director
Nicole S. Williams (1)(2)(3)	66	Director

Nominees for Director
Eugene I. Davis	55
Stefan Loren, Ph.D.	46

(1)	Member of our Audit Committee. Ms. Williams is the Chairperson of the committee.
(2)	Member of our Compensation Committee. Dr. Hecht is the Chairman of the committee.
(3)	Member of our Nominating and Governance Committee. Ms. Williams is the Chairperson of the committee.
(4)	Such director has declined to run for re-election and will no longer be a director of the Company at the conclusion of the 2010 annual meeting of stockholders, as his term will end contemporaneously with the election of directors at the meeting.

Executive Officers

Thomas A. Bologna has served as our President and Chief Executive Officer and a member of our Board of Directors since April 2006. From 2004 to 2005, Mr. Bologna was Chief Executive Officer, President and a director of Quorex Pharmaceuticals, Inc. a pre-clinical stage anti-infective company. Mr. Bologna was Chief Executive Officer, President and a director of Ostex International, Inc. which developed, manufactured and marketed innovative products for the management of osteoporosis, from 1997 to 2003, and in 1999 he was also appointed Chairman of the Board. From 1996 to 1997, Mr. Bologna was a principal at Healthcare Venture Associates, a consulting firm. From 1994 to 1996, Mr. Bologna was Chief Executive Officer, President and a director of Scriptgen Pharmaceuticals, Inc., a biotechnology company with proprietary drug screening technology that developed orally active drugs to regulate gene expression, and from 1987 to 1994, Mr. Bologna was Chief Executive Officer, President and a director of Gen-Probe Incorporated, a biotechnology company commercializing genetic-probe-based technology for diagnostic and therapeutic applications, and in 1992 he was also appointed Chairman of the Board. Prior to Gen-Probe, Mr. Bologna held several senior level positions with Becton, Dickinson and Company and Warner-Lambert Company. At Becton, Dickinson and Company, he served as President of the Diagnostic Instrument Systems Division, President of the Johnston Laboratories Division, and Vice President and General Manager of the Hynson, Wescott & Dunning biotechnology unit. At Warner-Lambert Company, he served as a Vice President responsible for the marketing, sales and research and development functions, as well as the Asia/Pacific profit center for the Scientific Instrument Division. Mr. Bologna currently serves as a director of Strategic Diagnostics Inc., a biotechnology company. Mr. Bologna received an M.B.A. and a B.S. from New York University.

Jeffrey S. Boschwitz, Ph.D., has served as our Vice President, North America Marketing and Sales since May 2008. Dr. Boschwitz has over 12 years experience in the diagnostics and pharmaceutical industries. Before joining us, he was Director of Marketing Planning and Analysis at Quest Diagnostics where he was responsible for development of the physician business marketing plan and optimizing sales force effectiveness of plan execution. Previously, Dr. Boschwitz was a Principal in Booz Allen Hamilton’s health care practice with a focus on growth and operations projects for the diagnostics and pharmaceutical industries. Earlier in his career, he was a Project Manager for Plan A Consulting where he led projects to optimize the value of pharmaceutical and biotechnology company new product pipelines. Dr. Boschwitz received a B.S. in Biology and Ph.D. in Immunology from Cornell University and completed his Post-Doctoral work at Stanford University.

James F. Smith has served as our Vice President and Chief Financial Officer since October 2007. Mr. Smith was most recently Executive Vice President and Chief Financial Officer of Aphton Corporation, a biotechnology company that developed cancer immunotherapies, from August 2004 to 2007. Prior to joining Aphton, he served as Vice President and Global Controller of Ansell (Healthcare) Ltd., a manufacturer of healthcare-related barrier protection products, from 2001 to 2004. Prior to that, Mr. Smith held senior finance/accounting positions for Wyeth and American Cyanamid Company. After graduating from Quinnipiac University with a degree in accounting, Mr. Smith started his accounting career at PricewaterhouseCoopers. He is licensed as a certified public accountant.

William J. Thomas has served as our Vice President and General Counsel since November 2007. Mr. Thomas was formerly Senior Vice President and General Counsel for Cytogen Corporation, a specialty pharmaceutical company that commercialized oncology products, from August 2004 to November 2007. Prior to joining Cytogen, Mr. Thomas was a senior partner with the law firm of Wilmer Cutler Pickering Hale and Dorr LLP from January 2000 to August 2004. Previously, he was a partner at the law firm Buchanan Ingersoll P.C. Mr. Thomas has more than 20 years of experience in the areas of general corporate issues, public offerings, mergers and acquisitions, securities law compliance, licensing and managing intellectual property. Mr. Thomas received a J.D. degree from Fordham University School of Law and a B.A. degree in Political Science from Rutgers University.

The Board of Directors

Our Certificate of Incorporation and By-laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven members, classified into three classes as follows:

•

The Class I directors are Dr. Hecht, Dr. Noonan and Mr. Beery, and their term will end at the 2010 annual meeting of stockholders, all of whom are not standing for re-election and will no longer be directors of the Company at the conclusion of the 2010 annual meeting of stockholders, as their terms will end contemporaneously with the election of directors at the meeting;

•	The Class II directors are Mr. Bologna and Mr. Dalziel, and their term will end at the 2011 annual meeting of stockholders; and

•	The Class III directors are Dr. Hart and Ms. Williams, and their term will end at the 2012 annual meeting of stockholders.

In the event of any increase or decrease in the authorized number of directors, (i) each director then serving shall continue as a director of the class of which he or she is a member until the expiration of such director’s current term or such director’s prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the Board of Directors among the three classes of directors to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office.

On September 28, 2010, our Board of Directors voted to nominate Eugene I. Davis and Stefan Loren for election at this annual meeting for a term of three years. If elected, each of the two director nominees will serve on the Board of Directors until the 2013 annual meeting of stockholders, or until their successors are duly elected and qualified in accordance with our By-laws. Our Board of Directors fixed the number of directors constituting our Board of Directors at six, effective as of the date of our 2010 annual meeting of stockholders. If Mr. Davis and Dr. Loren are elected to the Board at the annual meeting, the size of the Board will be six directors.

Directors

James Beery has served as a member of our Board of Directors since April 2004 and as Chairman since August 2009. From March 2002 to the present, Mr. Beery has served as Senior Of Counsel to Covington & Burling, an international law firm with its largest office in Washington, D.C. Mr. Beery served as Senior Vice President and General Counsel of GlaxoSmithKline PLC, a UK-based global pharmaceutical company until his retirement in June 2001. He is currently a director of Martek Biosciences Corporation and the London Centre for the International Education of Students and is a member of the Board of Visitors of Stanford Law School. He was formerly a director of Inion, Oy. Mr. Beery received his J.D. from Stanford Law School and A.B. in Physical Sciences from Harvard College.

Thomas A. Bologna, see biographical information above.

The Board of Directors has concluded that Mr. Bologna is qualified to serve as a member of the Board of Directors based upon his experience in the DNA diagnostic market, experience with operations and with mergers and acquisitions and his prior experience as the chief executive officer and chairman of the board of multiple public and private companies.

Bruce D. Dalziel, has served as a member of our Board of Directors since April 2010. Mr. Dalziel currently serves as Chief Financial Officer and Executive Vice President, Compliance, for Medidata Solutions, a clinical development technology company with global operations, where he leads all aspects of finance, including control, financial reporting, tax, treasury, mergers and acquisitions, and internal audit, as well as legal, risk management, investor relations, regulatory policy and compliance. From August 2005 to August 2007, he was Chief Financial Officer for BISYS Inc. an outsourcing provider to the financial services industry. From September 2000 to July 2005, he was Chief Financial Officer for DoubleClick, a global internet advertising solutions company. Earlier in his career, Mr. Dalziel held an array of finance positions with Prudential Life Insurance, rising to Corporate Vice President, Financial Planning and Analysis. A 1992 graduate of Columbia University’s Executive MBA Program, he earned bachelor degrees from both Georgia Tech and Ursinus College.

The Board of Directors has concluded that Mr. Dalziel is qualified to serve as a member of the Board of Directors based upon his financial expertise, experience with operations and his experience of an executive officer with publicly held companies. Mr. Dalziel also has significant strategic and investment experience.

James M. Hart, Ph.D., has served as a member of our Board of Directors since January 2010. Dr. Hart is the former Commissioner of the City of London Police Force with a career spanning almost four decades in various U.K police forces. His experience included senior operational and command positions at the Metropolitan Police, New Scotland Yard and the Surrey Police force. He also was Chairman of the Association of Chief Police Officers Economic Crime Portfolio, headed the Commissioner’s Policy Unit at New Scotland Yard and was a member of the senior team that implemented the restructuring of the Metropolitan Police Force, the U.K.’s largest law enforcement agency. Dr. Hart is currently a non-executive director of the Office of Fair Trading in the U.K., an independent competition and consumer protection authority, and Knightsbridge Guarding

Ltd, a security company, and Chairman of Radio Tactics Ltd., a software engineering company. Dr. Hart holds a B.Sc. (Hons) degree in Systems Science and Management, and a PhD degree in Systems Science, both from the City University, London, and is a Fellow of the Chartered Management Institute. He was awarded the Queen’s Police Medal in the 1999 Queen’s Birthday Honors list and the CBE (Commander of the Order of the British Empire) in 2006.

The Board of Directors has concluded that Dr. Hart is qualified to serve as a member of the Board of Directors based upon his experience in law enforcement, experience with operations and his service as a board member with other companies. Dr. Hart also has experience with forensic operations in the U.K. which will be valuable in supporting our U.K. business and translating certain best practices to our U.S. operations.

Sidney M. Hecht, Ph.D., has served as a member of our Board of Directors since 1995. Dr. Hecht is Director of the Center for Bioenergetics in the Biodesign Institute and Professor of Chemistry at Arizona State University. He was the John W. Mallet Professor of Chemistry and Professor of Biology at the University of Virginia from 1978 until 2008. From 1981 to 1987, Dr. Hecht held concurrent appointments first as Vice President, Preclinical Research and Development, and then Vice President, Chemical Research and Development at SmithKline & French Laboratories, where he was appointed a Distinguished Fellow. From 1971 to 1979, he was assistant professor and then associate professor of chemistry at the Massachusetts Institute of Technology. Dr. Hecht received his B.A. in Chemistry from the University of Rochester and his Ph.D. in Chemistry from the University of Illinois.

Kenneth D. Noonan, Ph.D., has served as a member of our Board of Directors since December 2001. Dr. Noonan is currently a principal at the consulting firm TK Associates, Inc., advising companies and individuals on the commercialization of early stage life science technologies. Dr. Noonan is also currently serving as a senior advisor to L.E.K. Consulting LLP, supporting the firm on specific projects and client relationships. From 2001 to 2009, Dr. Noonan was a senior partner and the head of the European life sciences practice at L.E.K. Consulting LLP. Prior to joining L.E.K., Dr. Noonan was the senior Vice President of Corporate Development for Applera Corporation from 2000 to 2001 where he had corporate responsibility for strategy and transactions. Dr. Noonan has significant experience consulting to European life sciences companies first as the founder and managing director of The Wilkerson Group Ltd. (a specialist life science consultancy), and subsequently as Head of Booz-Allen and Hamilton’s European pharmaceutical practice from 1995 to 2000. Prior to becoming a consultant, Dr. Noonan was the Vice President of Technology Assessment and Business Development for CooperTechnicon Corp. and prior to that he was Director of Research and Development for BD Microbiology Systems. Dr. Noonan sits on a variety of public and private boards of directors, including TyraTech Inc., Intercept Pharmaceuticals, Inc. and Premier Research Group Ltd. Dr. Noonan’s academic credentials include a Ph.D. in Biochemistry from Princeton University and a B.S. in Biology from St. Joseph’s University.

Nicole S. Williams has served as a member of our Board of Directors since 2002. Ms. Williams has 17 years experience as a chief financial officer of public and private global companies. Ms. Williams formerly was the Chief Financial Officer of Abraxis Bioscience Inc., a biopharmaceutical company, and President of Abraxis Pharmaceutical Products, a division of Abraxis Bioscience Inc., positions she assumed upon the merger of American Pharmaceutical Partners, Inc. and American Bioscience Inc. in April 2006. From 2002 to 2006, Ms. Williams was the Executive Vice President and Chief Financial Officer of American Pharmaceutical Partners and in December 2005, assumed additional responsibilities as President of American Pharmaceutical Partners. Ms. Williams is the President of the Nicklin Capital Group, Inc., a firm she founded in 1999 to invest in and provide consulting to early stage technology companies in the Midwest. From 1992 to 1999, Ms. Williams was the Executive Vice President, Chief Financial Officer and Corporate Secretary of R.P. Scherer Corporation in Troy, Michigan. She currently serves as a director of Progenics Pharmaceuticals, Inc. and Intercept Pharmaceuticals, Inc. She maintains a Certificate of Director Education from the National Association of Corporate Directors which she earned in 2007. Ms. Williams received her Demi-License es Science Politique from the University of Geneva, Switzerland, her License es Science Politique from the Graduate Institute of

International Affairs, University of Geneva, Switzerland and her M.B.A. from the Graduate School of Business, University of Chicago.

The Board of Directors has concluded that Ms. Williams is qualified to serve as a member of the Board of Directors based upon her financial expertise, her experience with operations and her service as a chief financial officer and board member with other companies. She brings expertise to the Company in the areas of financial analysis and reporting, internal auditing and controls, and risk management oversight. Her board and audit committee roles at other public companies give her a broad perspective in the areas of financial reporting, and audit and Enterprise Risk Management. Her international training and experience with global corporations helps to guide the Company as its operations and activities have become more international.

Nominees for Director

Eugene I. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, or PIRINATE, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. Mr. Davis is also a member of the Board of Directors of Atlas Air Worldwide Holdings, Inc., Knology, Inc., DEX One Corp., Ambassadors International Inc., Rural/Metro Corp, Spectrum Brands, Inc. and TerreStar Corporation.

The Board of Directors has concluded that Mr. Davis is qualified to serve as a member of the Board of Directors based upon his extensive experience serving on the board of directors of a wide-range of public companies, as chairman in certain instances, and his experience as the chief executive officer of several companies. As a result of these and other professional experiences, coupled with his strong leadership qualities, Mr. Davis possesses particular knowledge and experience in the areas of strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices of other corporations.

Stefan Loren, Ph.D., has served as a Managing Director of Westwicke Partners, LLC, or Westwicke, a strategic capital markets advisory firm that provides customized investor relations programs and independent capital markets advice to small and mid-cap health care companies, since July 2008. Prior to joining Westwicke, Dr. Loren served as a senior research analyst at Perceptive Advisors, LLC from May 2007 to July 2008. From August 2005 to May 2007, Dr. Loren served as a senior equity research analyst and portfolio manager at MTB Investment Advisors. Dr. Loren served as a managing director and health care specialist at Legg Mason, Inc. from August 2003 to August 2005. Dr. Loren is a director of PolyMedix, Inc. Dr. Loren earned a Ph.D. in Organic/Pharmaceutical Chemistry from the University of California, Berkeley and a B.A. from the University of California, San Diego.

The Board of Directors has concluded that Dr. Loren is qualified to serve as a member of the Board of Directors based upon his investment, business and scientific experience, in particular his experience as a sell-side and buy-side analyst in the biotechnology and related healthcare sectors and as a research chemist.

See the disclosure included below in the section entitled “Nominations for Director” for information concerning the arrangement pursuant to which Mr. Davis and Dr. Loren were selected as nominees for election to the Board of Directors.

Director Independence

In accordance with the rules and regulations of the Nasdaq Stock Market LLC, our Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence under the definition promulgated by the Nasdaq Stock Market LLC.

Based on these standards, the Board of Directors determined that each of the following non-employee directors is an “independent director” as defined by the Nasdaq Stock Market LLC and has no relationship with us, except as a director and/or stockholder: Mr. Beery, Mr. Dalziel, Dr. Hart, Dr. Hecht, Dr. Noonan and Ms. Williams. Additionally, the Board of Directors concluded that each of the nominees for director, Mr. Davis and Dr. Loren, is an “independent director” as defined by the Nasdaq Stock Market LLC and has no relationship with us, except as a director and/or stockholder.

Meetings and Committees of the Board of Directors

Meeting Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all board, committee and stockholders’ meetings. During the fiscal year ended December 31, 2009, there were 12 meetings of our Board of Directors and each director serving during 2009 attended at least 75% of the aggregate of board meetings and meetings of committees on which he or she served. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged to attend each annual meeting of stockholders. All of the directors serving as of October 7, 2009 attended the 2009 annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee to facilitate and assist the Board of Directors in the execution of its responsibilities. In accordance with the listing standards of The NASDAQ Stock Market LLC, these committees are comprised solely of non-employee, independent directors. Charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee are available on our website at www.orchidcellmark.com by first clicking on the section for “Investor Relations” and then “Corporate Governance.” Committee charters are also available without charge, to any stockholder, upon written request, to the Corporate Secretary at Orchid, 4390 US Route One, Princeton, New Jersey 08540. The table below shows current membership of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of our Board of Directors:

Audit Committee	Compensation Committee	Nominating and Governance Committee
James Beery	Bruce D. Dalziel	Bruce D. Dalziel
Bruce D. Dalziel	Sidney M. Hecht *	James M. Hart
Sidney M. Hecht	Nicole S. Williams	Nicole S. Williams*
Nicole S. Williams *

*	Committee Chairperson

Audit Committee. Our Audit Committee met seven times during fiscal 2009. Our Audit Committee’s role and responsibilities are set forth in a written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual consolidated financial statements, consider matters relating to accounting policy and internal controls, review the scope of annual audits and oversee the Company’s processes to assess and manage financial and enterprise risk. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The NASDAQ Stock Market LLC, as such standards apply specifically to members of audit committees. Our Board of Directors has determined that Ms. Williams is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. Our Compensation Committee met five times during fiscal 2009. Our Compensation Committee’s role and responsibilities are set forth in a written charter and include the authority to review, approve and make recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success, and to review all compensation policies and practices for all employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on us and report any critical risks to the Audit Committee. The Compensation Committee is responsible for the determination of the compensation of our President and Chief Executive Officer, and conducts its decision making process with respect to that issue without the President and Chief Executive Officer present. The Compensation Committee also determines the compensation of our other executive officers and our directors. All members of the Compensation Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the NASDAQ Stock Market LLC, as such standards apply specifically to members of compensation committees.

Our Compensation Committee is charged with establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. Our Compensation Committee is also responsible for establishing and administering our executive compensation policies and equity compensation plans, including our Amended and Restated 2005 Stock Plan. The Compensation Committee meets at least two times per year and more often as necessary to review and make decisions with regard to executive compensation matters. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the Compensation Committee.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled “Executive Officer and Director Compensation—Compensation Discussion and Analysis.”

Nominating and Governance Committee. Our Nominating and Governance Committee was formed in September 2010. Our Nominating and Governance Committee’s role and responsibilities are set forth in a written charter and include the authority to evaluate candidates and nominate persons to stand for election to the Board of Directors or fill vacancies on the Board of Directors or newly created directorships. In addition, the Nominating and Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) annually review, for each director and nominee, the particular experience, qualifications, attributes or skills that contribute to the Board’s conclusion that the person should serve or continue to serve as a director of the Company, (c) determine desired Board member skills and attributes and conduct searches for prospective directors whose skills and attributes reflect those desired, and (d) consider bona fide candidates recommended by shareholders for nomination for election to the Board in accordance with procedures included in its charter.

See discussion below under “Nominations for Directors” for more information.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee has three members, Dr. Hecht (Chairman), Mr. Dalziel and Ms. Williams. None of our executive officers serve as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Board Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer have been split by our Board. In accordance with our bylaws, our Board elects our Chairman and our Chief Executive Officer, and each of these positions may be held by the same person or may be held by different people. The Board does not have a policy mandating that the roles of Chairman and Chief Executive Officer continue to be separated. No determination has been made regarding who will be Chairman following our 2010 annual meeting of stockholders.

Board Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational and strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in understanding and supporting the Company’s business strategy is a key part of its assessment of the appropriate level of risk for the Company. In 2007, the Company initiated a formal enterprise risk management program to identify, evaluate, monitor and manage the key risks affecting the Company. The Audit Committee has been charged with the primary oversight of management’s responsibility with respect to this program, and the Board of Directors has received periodic reports from management and the Audit Committee Chair regarding the ERM program. The Board of Directors also oversees the operation of the Company’s compliance program, including the application and enforcement of the Company’s Corporate Code of Business Conduct and Ethics that is targeted at principal areas of operational, ethical and legal risk for the Company’s operations, and is applicable to all employees, officers and directors of the Company.

While the Board of Directors oversees the Company’s enterprise-wide approach to risk management, various committees of the Board also have responsibility for risk management. The Audit Committee, in connection with its quarterly and annual review of the Company’s financial statements, receives reports from the Company’s Chief Financial Officer and the Company’s independent registered public accounting firm regarding significant risks and exposures and will assess management’s steps to minimize them. In setting compensation, the Compensation Committee reviews all compensation policies and practices for all employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Corporation and report any critical risks to the Board. As noted above, the Company’s Audit Committee continues to be engaged with management respecting the Company’s ERM program and assisted with the identification of areas of high, medium and low risk. Areas classified as high risk include, but are not limited to, the areas of competition, reliance on government contracts, government outsourcing trends, management of growth, managing the consolidation of facilities, building a new CODIS laboratory, and attracting and retaining of key personnel. The ERM program has been enhanced with the development of a formal, periodic reporting process with the Audit Committee which permits the on-going monitoring and reporting on new risks, changes in the classification of risks and the updating of management action plans to address risks so as to provide updated, periodic reporting to the Board of Directors to assist them with their risk oversight responsibilities.

Nominations for Director

In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

•	integrity and ethical values;

•	commitment to promoting and enhancing the long term value of the Company for its shareholders;

•	absence of conflicts of interest;

•	fair and equal representation of all shareholders of the Company without favoring or advancing any particular shareholder;

•	demonstrated achievement of the nominee;

•	sound judgment and demonstrated ability to function effectively in an oversight role;

•	diversity of the Board;

•	understanding of the Company’s business;

•	available time to devote to the Board and its committees.

Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder. The Nominating and Governance Committee’s charter contains the diversity policy adopted by the Board. Under such Policy, the Nominating and Governance Committee will consider issues of diversity in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board and its committees.

Our Nominating and Governance Committee’s charter contain provisions which address the process by which a stockholder may nominate an individual to submit to the Nominating and Governance Committee recommendations for nomination to the Company’s Board of Directors. This policy is set forth in the Company’s Nominating and Governance Committee charter, which is available on the Company’s website at www.orchidcellmark.com by first clicking on the section for “Investor Relations” and then “Corporate Governance.” Under this policy, the Nominating and Governance Committee considers director candidates recommended by stockholders who satisfy the notice, information and consent requirements set forth in the charter. To recommend a nominee for election to the Board of Directors, a stockholder must submit his or her recommendation to the Corporate Secretary at the Company’s principal executive offices at 4390 US Route One, Princeton, NJ 08540. A stockholder’s recommendation must be received by the Company (i) no later than one hundred twenty (120) days prior to the first anniversary of the date of the previous year’s proxy statement for the annual meeting of shareholders, or (ii) in the event that the date of the annual meeting of shareholders for the current year is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year’s annual meeting of shareholders, the submission of a recommendation by the shareholder will be considered timely if it is delivered not earlier than the close of business on the ninetieth (90th) day prior to the annual meeting of shareholders for the current year and not later than the close of business on the later of the sixtieth (60th) day prior to the annual meeting of shareholders for the current year, or (iii) the close of business on the tenth (10th) day following the day on which the Corporation makes a public announcement of the date of the annual meeting of shareholders for the current year.

A stockholder’s recommendation must be accompanied by, among other things, the following information with respect to a stockholder director nominee as specified in the Nominating and Governance Committee’s charter: (i) the name, age, business address and residence address of the recommended person, (ii) the principal occupation or employment of the recommended person during the past five years, (iii) the class and number of shares of the Company stock beneficially owned by the recommended person on such date, (iv) any transactions between the Company and the proposed nominee in excess of $120,000, (v) whether in the past ten years the recommended person has (1) filed for bankruptcy, (2) been convicted in a criminal proceeding or named subject of a criminal proceeding, (3) been found by any court of competent jurisdiction to have violated any Federal law or Federal commodities law, and such judgment or finding has not been subsequently reversed, suspended or vacated or (4) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any competent jurisdiction or of any Federal or state governmental or quasi-governmental agency, authority or commission enjoining him or her or otherwise limiting him or her from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity, (vi) the consent of the recommended person to serve as a director of the Company in the event that he or she is elected, (vii) the relationship between the proposed nominee and the recommending shareholder, and (viii) a statement setting forth the qualifications of the nominee.

Prior to the formation of the Nominating and Governance Committee, the Board of Directors considered recommendations of potential candidates from current directors, management and stockholders, and also utilized the services of an executive search firm. In August 2009, the Board of Directors established a search committee comprised of Mr. Beery (Chairman), Mr. Bologna and Ms. Williams to coordinate a search for director candidates who could assist us in advancing our objectives and are otherwise appropriately qualified to serve on the Board of Directors. As a result of this search, Dr. Hart was elected to the Board of Directors effective January 1, 2010 and Mr. Dalziel was elected to the Board of Directors effective April 1, 2010.

On April 1, 2010, we received a notice from Accipiter Life Sciences Fund, LP and certain of its affiliates for the nomination of three individuals, Eugene I. Davis, Gabe Hoffman and Stefan Loren, for election to our Board of Directors at the 2010 annual meeting of stockholders. On September 3, 2010, the Company executed an agreement with Accipiter Capital Management, LLC and certain affiliates, or Accipiter, pursuant to which the Company agreed (i) not to nominate for re-election the current Class I directors of the Company at the 2010 annual meeting of stockholders, (ii) two individuals proposed by Accipiter would be nominated for election at the 2010 annual meeting of stockholders, as members of the Company’s slate of directors, to serve as Class I directors of the Company for three-year terms ending in 2013, (iii) to invite certain major stockholders, other than Accipiter, to propose to the Board one individual for nomination for election to the Board at the 2010 annual meeting of stockholders, (iv) to recommend, support and solicit proxies for the election of the Accipiter nominees in the same manner as it has in respect of the Company’s nominees at previous annual meetings of stockholders, (v) to hold the 2010 annual meeting of stockholders in November 2010 and (vi) to hold the 2012 annual meeting of stockholders no earlier than June 2012.

Mr. Davis and Dr. Loren were proposed by Accipiter and subsequently nominated for election as directors of the Company pursuant to such agreement after the Nominating and Governance Committee and the Board of Directors found such candidates to be suitable. In addition, the Company and Accipiter have agreed that if at any time prior to the date that is six months after the one-year anniversary of the 2010 annual meeting of stockholders, if either of Mr. Davis and Dr. Loren, if elected to the Board, resigns or is otherwise unable to serve as a director or is removed for cause as a director, Accipiter will have the right to designate and substitute a person or persons for appointment to the Board as a replacement director, subject to evaluation and determination by the remaining members of the Nominating and Governance Committee and the Board. If, at any time after the date that is six months after the one-year anniversary date of the 2010 annual meeting of stockholders, but prior to the Company’s 2013 annual meeting of stockholders, if either of Mr. Davis or Dr. Loren, if elected to the Board, resigns or is otherwise unable to serve as a director or is removed for cause as a director, the Company shall notify Accipiter and give Accipiter five business days to recommend a person or persons for consideration by the Board and the Nominating and Governance Committee as a replacement director for such vacancy. The Board and the Nominating and Governance Committee shall not appoint a replacement director for such vacancy until it has reviewed any such recommendation of Accipiter.

The other major shareholders who were invited to propose an individual for nomination to the Board declined such invitation.

For more information on the terms contained in the agreement with Accipiter, see “Executive Officer and Director Compensation—Director Compensation Policy” below.

Stockholder Communications with the Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (609) 750-2324. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors or any member of the Board of Directors at 4390 US Route One, Princeton, NJ, 08540, or via e-mail at ir@orchid.com.

The Board of Directors has instructed our Corporate Secretary to review all communications so received (via regular mail or e-mail), and to exercise his discretion not to forward to the Board of Directors correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints or suggestions) and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary not forwarded to the directors.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to the following executive officers during the 2009 fiscal year:

•	Thomas A. Bologna, President and Chief Executive Officer;

•	James F. Smith, Vice President and Chief Financial Officer;

•	William J. Thomas, Vice President and General Counsel; and

•	Jeffrey S. Boschwitz, Vice President, North America Marketing and Sales.

The Compensation Committee of our board of directors oversees our executive compensation program. Information about the Compensation Committee and its composition, responsibilities and operations can be found elsewhere in this proxy statement under the caption “Committees of the Board of Directors.”

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward our achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of the stockholders by rewarding performance at or above established goals, with the ultimate object of improving stockholder value. The philosophy of the Compensation Committee is to evaluate both performance and compensation to ensure that:

•	we maintain our ability to attract and retain superior employees in key positions;

•	compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies; and

•	we provide incentives to ensure superior executive performance and successful financial results for our company.

To these ends, the Compensation Committee believes executive compensation packages should include both cash and equity-based compensation that reward performance as measured against established goals in order to:

•	link a substantial portion of compensation to our company’s achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

•	provide risk for underachievement and rewards for overachievement of goals;

•	encourage executives to manage from the perspective of owners of the enterprise; and

•	provide long-term equity-based incentives and encouraging direct share ownership by executives.

Consistent with new SEC disclosure requirements, we have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Management assessed our executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices, as well as program analysis, to identify risk and risk control related to the programs. We utilize a compensation structure generally consisting of base salary, performance-based incentive compensation, long-term equity awards and other benefits that are generally uniform in design and operation throughout the Company and with all levels of employees. Our compensation policies and practices are centrally designed and administered, and are substantially identical for all of our employees. In addition, our compensation policies are designed to balance short-term or long-term goals of the Company.

This Compensation Discussion and Analysis should be read together with the compensation tables and related narrative for our executive officers that can be found can be found below.

Setting Executive Compensation

Management develops our compensation plans by utilizing publicly available compensation data as well as subscription survey data for national and regional companies in the biopharmaceutical and laboratory services industries. We believe that the practices of these groups of companies provide us with appropriate compensation benchmarks, because these groups of companies are in similar businesses and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from these groups of companies, as well as a subset of the data from those companies that have a similar number of employees as our company. For purposes of determining executive compensation for our President and Chief Executive Officer in 2007, we engaged a consultant, Mercer Human Resource Consulting, Inc., or Mercer, to prepare and analyze data and compare our compensation programs with the practices of a group of peer companies. In prior years, we also engaged a consultant to assist us in assessing the compensation of our technical staff. We have not engaged a compensation consultant since 2007.

The scope of Mercer’s engagement included fact finding and data collection, gathering compensation benchmark data and reviewing compensation practices at competitive levels at the peer companies and presenting such findings to the Compensation Committee. Mercer performed a market analysis of the compensation paid by a peer group of companies to their chief executive officers. Mercer evaluated the compensation program for our chief executive officer by gathering compensation data from a selected group of peer companies and reviewed compensation practices and competitive levels at the peer companies with respect to base salary, short-term incentives, total cash compensation and long-term/equity incentives. Some peer companies were selected from proxy statements because they provided a focused comparison of compensation against the chief executive officers of publicly owned companies in the healthcare and biotechnology groups of similar size to us. Other peer companies were selected from published survey data collected from PPA Inc. and Radford with a focus on biotechnology and life sciences companies with annual revenues similar to that of our company. The 15 companies which comprised the peer group were as follows: Bio Reference Labs, Enzon Pharmaceuticals Inc., Myriad Genetics, Sunlink Health Systems Inc., U.S. Physical Therapy Inc., Caliper Life Sciences Inc., Cutera Inc., Medtox Scientific Inc., Dialysis Corp of America, Clinical Data Inc., Enzo Biochem, Bio-Imaging Technologies Inc., Monogram Biosciences Inc., Clarient Inc. and Nanogen Inc. The Mercer report summarized the compensation for our chief executive officer as follows:

•	the base salary is slightly above the 75th percentile of all peer companies and between the 50 th and 75th percentile of peer companies excluding health care companies;

•	the short-term incentive opportunity is below the market median;

•	the annualized value of long-term incentives is above the 50th percentile of the peer companies;

•	the total cash and direct compensation are between the 50th percentile and 75th percentile of the peer companies; and

•	the pay mix for our President and Chief Executive Officer is weighted more on equity compensation as compared to the peer companies.

Based on information obtained from outside consultants such as Mercer and management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to establish base salaries and total executive compensation (taking into consideration the executive’s experience and abilities) that are competitive with those companies with a similar number of employees represented in the compensation data we review.

We work within the framework of this pay-for-performance compensation philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular training, prior relevant work experience and skills;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position; and

•	uniqueness of industry skills.

The Compensation Committee typically implements a program of annual performance reviews under which annual performance goals are determined and set forth in writing during the first and second quarters of each year. Annual corporate goals are proposed by management and approved by the Board of Directors during the first or second quarter of each year. These corporate goals target the achievement of specific annual objectives, which are both financial and strategic. Annual individual goals focus on contributions which facilitate the achievement of the corporate goals and are typically set during the first and second quarters of each calendar year. Individual goals are developed by each key employee and such employee’s manager, which in the case of our executives is our President and Chief Executive Officer, and are designed to be in line with the annual corporate goals. Annual salary increases, annual bonuses, and annual equity awards granted to our employees are tied to the achievement of these corporate and each individual’s performance goals.

We assess the written goals to determine corporate and individual progress against the previously established goals and may make any adjustments to the goals for the remainder of the year based on changing circumstances.

During the first or second calendar quarter, we typically evaluate corporate and individual performance against the written goals for the recently completed year. Consistent with our compensation philosophy, each employee’s supervisor prepares a written evaluation of the employee’s performance. This process leads to a recommendation for annual employee salary increases and annual equity awards and bonuses, if any, which is then reviewed and approved, as appropriate, by management and the Compensation Committee. In addition to rating performance, during the annual review process, managers may also determine if any employee should be promoted and, if there are significant differences in how a person is compensated as compared to industry benchmarks, proposes any additional adjustments to be made. Following his review of our executive officers, our President and Chief Executive Officer prepares compensation recommendations for these executive officers and certain other employees which are submitted to the Compensation Committee, which may accept or adjust the recommendations. In the case of the President and Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes and awards, if any, which are then approved by the Board of Directors. For all employees, including our executive officers, annual base salary increases, annual equity awards and annual bonuses, to the extent granted, are implemented during the first or second calendar quarters of the year.

For the 2009 fiscal year, the Compensation Committee approved a Corporate Objectives Plan designed to advance our pay-for-performance philosophy by focusing the attention of our executive officers on the attainment of key objectives for the year and then using this plan as the basis to make determinations related to annual incentive awards, including annual cash bonuses.

Executive Compensation Components and 2009 Decisions

As discussed in greater detail below, the principal components of compensation that our named executive officers are eligible to receive are:

•	Base salary;

•	Performance-based incentive compensation (annual bonus);

•	Long-term equity incentive compensation;

•	Signing bonus;

•	Retirement and other benefits (non-qualified deferred compensation);

•	Perquisites and other personal benefits; and

•	Termination-based compensation.

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, track record, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Our President and Chief Executive Officer was recruited and hired by our Board of Directors during the first quarter of 2006. The initial salary and other compensation for our President and Chief Executive Officer was established in arms-length negotiations between the President and Chief Executive Officer and our Board of Directors, taking into account his extensive experience, track record, our request that he relocate to the Princeton, New Jersey area, the timing of such relocation and other factors. Our Vice President and Chief Financial Officer was hired during the fourth quarter of 2007. Our Vice President and General Counsel was hired during the fourth quarter of 2007. Our Vice President, North America Marketing and Sales was hired during the second quarter of 2008. The initial salary and other compensation for each of Messrs. Smith and Thomas and Dr. Boschwitz was established in arms-length negotiations between such executive and our President and Chief Executive Officer, taking into account such executive’s extensive experience, track record and other factors.

Differences in compensation among the named executive officers are based on experience, longevity with us and relative level of responsibility. Our President and Chief Executive Officer earns more in base salary than our Vice President and Chief Financial Officer, Vice President and General Counsel or Vice President, North America Marketing and Sales. Although each named executive officer’s contributions to us are important, the Compensation Committee believes that the responsibilities and contributions of our President and Chief Executive Officer are the most significant. As described below, base salary provides the initial measure for determining the amount of possible cash bonuses.

Base salaries are reviewed annually as part of our annual performance review program, and increased for merit reasons, based on certain considerations, including the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities. In 2007, we engaged Mercer to assist us in assessing the total compensation for our President and Chief Executive Officer, but we have not engaged Mercer or any other compensation consultant since 2007.

In the first quarter of 2009, the Compensation Committee determined that there would be no salary increases in the annual salaries of our executive officers and all other employees in 2009. Based on the range of salary increases granted to our other employees in 2010, the Compensation Committee recommended, and our Board of Directors approved, effective April 1, 2010, increased salaries for Messrs. Bologna, Smith and Thomas and Dr. Boschwitz to the levels shown in the following table.

Name and Title	2009 Salary @ Year-End	2010 Salary	% Increase
Thomas A. Bologna, President and Chief Executive Officer	$565,000	$587,600	4%

James F. Smith, Vice President and Chief Financial Officer	$247,100	$252,300	2%

William J. Thomas, Vice President and General Counsel	$246,100	$251,050	2%

Jeffrey S. Boschwitz, Ph.D., Vice President, North America Marketing and Sales	$230,000	$236,900	3%

Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus in the case of executives and certain other employees. The amount of the cash bonus depends on the level of achievement of the stated corporate and individual performance goals, with a target bonus generally set as a percentage of base salary. As provided in their respective employment agreements, our President and Chief Executive Officer is eligible for an annual performance-based cash bonus target of 50% of his base salary, and each of our Vice President and Chief Financial Officer, Vice President and General Counsel and Vice President, North America Marketing and Sales, is eligible for an annual performance-based cash bonus target of 25% of his base salary. In its discretion, the Compensation Committee and Board of Directors may, however, award bonus payments above or below these target amounts. There is no provision for a mandatory minimum annual bonus and the Compensation Committee and the Board of Directors retain full discretion as to the total amount of the cash bonus, if any, to be awarded. The Compensation Committee reserves the discretion to reduce or not make annual bonus payments even if the applicable performance goals are met.

In connection with determining the amounts for 2009 bonuses for each named executive officer, the Compensation Committee considered the following pre-established corporate objectives:

•	comparing actual 2009 financial performance to the Company’s business plan, including revenue, gross margin and cash position;

•

implementing the consolidation of operations of our Nashville, Tennessee forensic DNA testing facility into our Dallas, Texas facility and the consolidation of our East Lansing, Michigan paternity testing operations into our Dayton, Ohio facility;

•	increasing by approximately 25% as compared to 2008 the average number of samples per analyst per month in our Dallas forensic casework operations;

•	right-sizing our Nashville and Dallas operations;

•	realizing a specific level of revenue per reporting officer in the U.K.;

•	implementing process efficiencies for U.K. Police and Criminal Evidence Act (PACE) work;

•	realizing a specific level of revenue from the National Procurement Plan in the U.K. or secure non-procurement business to make up for the shortfall; and

•	monetizing our SNPs technology patents.

The Compensation Committee does not specifically allocate or weight each objective and generally reviews the entire mix of objectives when determining annual bonus awards. Although the members of the Compensation

Committee discuss and analyze our performance as a group, each member makes his or her own judgment about which objectives are important, and how to allocate or weight those objectives in reaching a conclusion. It is possible, and likely, under this system, that different members of the Compensation Committee may reach the same determination with respect to annual bonuses for different reasons. Although we achieved all of these 2009 objectives, the Compensation Committee did not award any bonuses to our executive officers, including our President and Chief Executive Officer, for 2009 performance.

In February 2010, the Compensation Committee definitively established 2010 goals and objectives for our executive officers. For 2010, bonus awards, if any, will be based on a subjective review of an executive officer’s performance and achievement of the following corporate objectives:

•	comparing actual 2010 financial performance to the Company’s business plan, including revenue, gross margin and cash position;

•	reducing certain outside legal expenses;

•	reducing certain intellectual property expenses;

•	realizing a specific level of revenue per reporting officer in the U.K.;

•	realizing a specific level of revenue from U.S. forensic casework;

•	realizing a specific level of revenue from the National Procurement Plan in the U.K. or secure non-procurement business to make up for the shortfall;

•	pursuing acquisition candidates; and

•

completing the consolidation of the operations of our Nashville, Tennessee forensic DNA testing facility into our Dallas, Texas facility and the consolidation of our East Lansing, Michigan paternity testing operations into our Dayton, Ohio facility by the projected dates in 2010 and within the restructuring cost projections.

Name and Title	2008 Target Bonus ($)		2008 Target Bonus (% Salary)	Actual 2008 Bonus ($)	2009 Target Bonus ($)	2009 Target Bonus (% Salary)	Actual 2009 Bonus ($)	2010 Target Bonus ($)(1)	2010 Target Bonus (% Salary)
Thomas A. Bologna, President and Chief Executive Officer	282,500		50%	0	282,500	50%	0	293,800	50%

James F. Smith, Vice President and Chief Financial Officer	61,775		25%	0	61,775	25%	0	63,075	25%

William J. Thomas, Vice President and General Counsel	61,525		25%	0	61,525	25%	0	62,762	25%

Jeffrey S. Boschwitz, Vice President, North America Marketing and Sales	35,348	(1)	15%	0	57,500	25%	0	59,225	25%

(1)	Dr. Boschwitz joined us in May 2008. The amount of the 2008 annual performance bonus target for Dr. Boschwitz was pro-rated based on the number of calendar days in the particular year during which he was employed by us.

The Compensation Committee believes that the overall target levels contained in the corporate objectives set for the executive officers of the Company are very difficult to achieve, especially the financial performance targets, and are established to award superior performance. This is demonstrated by the fact that since 2006, the Compensation Committee has awarded only $10,000 in annual bonuses to our executive officers. Under our compensation policy, during this same time period our executive officers were eligible to receive up to an aggregate of approximately $1.4 million in annual bonuses.

Long-Term Equity Incentive Compensation

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our employees in equity-based awards. Our Amended and Restated 2005 Stock Plan allows the grant to employees of stock options, restricted stock grants, stock grants and other equity-based awards. We currently make initial equity awards of stock options to new executive and certain non-executive employees in connection with their employment with us. The report by Mercer noted that most peer companies grant long-term incentives annually with the majority of peer companies using stock options and approximately 40% of peer companies using restricted stock. Mercer recommended that we consider an annual equity grant for executive officers, either in the form of stock options or performance-based shares. Annual grants of options, if any, are approved by the Compensation Committee.

In determining the amount, if any, of long-term equity incentive awards to be granted to executive officers, the Compensation Committee considers numerous factors, including:

•	our financial and operating performance during the relevant period;

•	achievement of non-financial goals;

•	the executive officer’s contribution to our success and anticipated future contributions;

•	the level of competition for executives with comparable skills and experience;

•	review of the competitive practices of the companies similar in size to us represented in the compensation data we review;

•	the total number of equity-based awards granted to an executive over the course of his or her career, together with the retentive effect of additional grants of equity-based awards;

•	the total number of outstanding options, including as a percentage, compared to the number of outstanding shares of common stock;

•	the executive officer’s total cash compensation; and

•	periodic reviews of the equity holdings of each of our current executive officers.

Initial Equity Incentives

Initial stock option awards. Executives and certain non-executive employees who join us are awarded initial stock option grants. These grants have an exercise price equal to the fair market value of our common stock on the later of the grant date or the date the employee joins us, and they typically vest on a monthly basis over four years. The initial stock option awards are intended to provide the executive with incentive to build value in the organization over an extended period of time. The size of the initial stock option award is also reviewed in light of the executive’s track record, base salary, other compensation and the other factors set forth above to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

In connection with the employment of our current Vice President and Chief Financial Officer, in October 2007, we granted Mr. Smith options to acquire 75,000 shares of our common stock at an exercise price of $5.54, which options vest monthly over four years. The number of shares granted to Mr. Smith was determined in arms-length negotiations with Mr. Smith, taking into account his extensive experience, track record and other factors. In addition, in connection with Mr. Smith’s employment, Mr. Smith agreed to purchase in the open-market within six months after his commencement of employment at least $10,000 of our common stock, subject to compliance with our insider trading policy and applicable securities laws.

In connection with the employment of our current Vice President and General Counsel, in November 2007, we granted Mr. Thomas options to acquire 75,000 shares of our common stock at an exercise price of $4.59, which options vest monthly over four years. The number of shares granted to Mr. Thomas was determined in arms-length negotiations with Mr. Thomas, taking into account his extensive experience, track record and other factors.

In connection with the employment of our current Vice President, North America Marketing and Sales, in May 2008, we granted Dr. Boschwitz options to acquire 50,000 shares of our common stock at an exercise price of $3.25, which options vest monthly over four years. The number of shares granted to Dr. Boschwitz was determined in arms-length negotiations with Dr. Boschwitz, taking into account his extensive experience, track record and other factors. Dr. Boschwitz agreed to purchase in the open-market within six months after his commencement of employment at least $10,000 of our common stock, subject to compliance with our insider trading policy and applicable securities laws.

Initial stock awards. We have not made initial grants of stock to any of our employees. However, we may make grants of stock, either restricted or fully vested, to executives and certain non-executive employees when they join our company in anticipation of contributions that will create value in our company. We would expect any such grant to be subject to a lapsing repurchase right in our favor over a period of time, but in certain circumstances we may grant fully vested shares. Because the shares would have a defined value at the time the stock grants are made, stock grants are often perceived as having more immediate value than stock options, which have a less calculable value when granted. We expect to grant fewer shares of stock than the number of stock options for a similar purpose.

Subsequent Equity Incentives

Stock option awards. We may make annual stock option awards as part of our overall annual review process for employees at or above the Director level. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We expect that the annual aggregate value of these awards would be set near competitive median levels for companies represented in the compensation data we review. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of compensation is conducted when determining equity awards to ensure that total compensation conforms to our overall philosophy and objectives. In 2008, the Compensation Committee adopted a policy requiring an individual to be employed on September 1st of that year in order to be eligible for an annual stock option award for that year, subject to exceptions to be determined by the Compensation Committee.

In June 2009, based upon guidelines for particular job levels, the recommendation of our President and Chief Executive Officer, the review by the Compensation Committee of the performance of our executive officers against the 2008 corporate objectives established for annual bonuses, and the factors discussed above with respect to granting long-term equity incentives, the Compensation Committee awarded our executive officers the following equity awards: our President and Chief Executive Officer was granted options to acquire 170,000 shares of our common stock at an exercise price of $1.54; and each of our Vice President and Chief Financial Officer, Vice President and General Counsel, and Vice President, North America Marketing and Sales was granted options to acquire 45,000 shares of our common stock at an exercise price of $1.54. Based on the Compensation Committee’s assessment of the executives’ performance against the 2008 corporate objectives, it determined that 50% of each of these options were vested on the date of grant. In order to align the executives’ interests with those of our stockholders, the Compensation Committee determined that the remaining 50% of these options would vest on the date we release our earnings for the fiscal year ended December 31, 2009, provided, that (i) the Company has achieved certain corporate goals with respect to gross margin and cash as of

December 31, 2009 and (ii) such individual is employed by us on such date. On March 11, 2010, based on the achievement of the corporate goals with respect to gross margin and cash as of December 31, 2009 and the release of our earnings for the fiscal year ended December 31, 2009, the remaining 50% of these options vested.

Stock awards. We have historically made stock grants a part of our annual review program to our current President and Chief Executive Officer. However, we may also make these grants to executives and certain non-executive employees as part of the annual review process in anticipation of contributions that will create value in our company. See “Initial stock awards” above for a discussion of the expected terms of, reasons for granting and expected amount of grants of stock.

Signing Bonus

In certain circumstances, we utilize cash signing bonuses when executives join us. When used, such cash signing bonuses are repayable in full to us if the employee recipient voluntarily terminates employment with us prior to the first or second anniversary of the date of hire. Whether a signing bonus is paid, and the amount thereof, is determined on a case-by-case basis based on the specific circumstances surrounding the hiring of a new executive. For example, we will consider paying a signing bonus to compensate for amounts forfeited by an executive upon terminating prior employment, and/or to create additional incentive for an executive to join our company in a position where there is high market demand.

Non-Qualified Deferred Compensation

We have established an Executive Deferred Compensation Plan, which originally became effective on January 1, 1999 and was restated effective January 1, 2009 to comply with Section 409A of the Internal Revenue Code. It was established primarily for the purpose of attracting and retaining qualified executive talent and to provide them with an important component of a competitive and attractive executive benefit program. Participants in the plan are permitted in their sole discretion to defer receipt of, and income taxation on, up to 50% of their regular base salary and we are required to contribute each year an amount equal to 5% of the regular base salary of each participant. At this time, we have only designated our President and Chief Executive Officer as eligible to participate in this plan. We have not and do not anticipate offering the opportunity to participate in this plan to any employees who may join us in the future.

Our Executive Deferred Compensation Plan is discussed in further detail under the heading “Non-Qualified Deferred Compensation Plan” elsewhere in this proxy statement. Our President and Chief Executive Officer has not elected to defer any portion of his salary in accordance with the Executive Deferred Compensation Plan. However, we contribute an amount equal to 5% of our President and Chief Executive Officer’s annual base salary to the Executive Compensation Plan for his benefit.

Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

We maintain broad-based benefits and perquisites that are offered to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan, including matching contributions. We also provide relocation expense reimbursement under certain circumstances. In addition to these broad-based benefits and perquisites, we provide all employees, other than our President and Chief Executive Officer, with life insurance in an amount equal to three times their current salary. We do not generally provide significant perquisites or other personal benefits to our executive officers except as stated below.

In connection with our President and Chief Executive Officer joining us in 2006, we agreed to provide him a $2,000,000 life insurance policy for a beneficiary designated by him, reimbursement of expenses in connection with his relocation to the Princeton, New Jersey area (including costs associated with the sale of his former residence, purchase of his new residence and temporary living expenses), legal costs associated with negotiating his employment arrangement and tax gross-ups to offset the tax effects of such payments to him under his employment arrangement with us. As set forth under “Summary Compensation Table” below, as part of his employment arrangement, we reimbursed our President and Chief Executive Officer for costs incurred in connection with the relocation of Mr. Bologna and his family to the Princeton, New Jersey area. For more details about these payments, see the discussion below relating to Mr. Bologna’s employment agreement with us. The extent and amount of these benefits were determined in arms-length negotiations between the President and Chief Executive Officer and our Board of Directors, taking into account his extensive experience, track record, our request that he relocate to the Princeton, New Jersey area and the timing of such relocation and other factors. In addition, attributed costs of the personal benefits and perquisites received by our President and Chief Executive Officer and our other named executive officers in 2009, are included in the “Summary Compensation Table” below.

Termination Based Compensation

Severance. Upon termination of employment, most executive officers are entitled to receive severance payments under their employment agreements or offer letters. In determining whether to approve and as part of the process of setting the terms of such severance arrangements, the Compensation Committee recognizes that executives often face challenges securing new employment following termination.

Our President and Chief Executive Officer’s employment agreement provides, if his employment is terminated by him for good reason or by us without cause, for (a) the payment by us of severance consisting of (i) a lump sum payment in an amount equal to two times the Chief Executive Officer’s most recent base salary, (ii) an amount equal to two times the average of the last four annual bonuses paid to the Chief Executive Officer or two times the amount of the largest bonus paid to the Chief Executive Officer within the last three years, whichever is greater and (iii) an amount equal to the Chief Executive Officer’s annual bonus target pro-rated by the number of days worked by the Chief Executive Officer in the last calendar year of his employment, and (b) the continuation by us of medical and dental insurance coverage for the Chief Executive Officer and the Chief Executive Officer’s family until the later of (i) thirty-six months following the effective date of such termination or (ii) the date which would have been the end of the current term of his employment agreement but for such termination. For more detail about the provisions of Mr. Bologna’s severance arrangements with us, see the discussion under “Thomas A. Bologna, President and Chief Executive Officer” below. We believe that our President and Chief Executive Officer’s severance package is generally in line with severance packages offered to chief executive officers of companies of similar size to us represented in the compensation data we reviewed.

Our Vice President and Chief Financial Officer’s employment agreement provides, if his employment is terminated without cause, for the payment by us of severance consisting of a payment either in a lump sum or in up to four payments within six months in an amount equal to six months base salary. The agreement further provides that if, during the first five years of Mr. Smith’s employment with us, Mr. Smith is terminated either by us or any successor without cause within nine months following a change of control, we will pay Mr. Smith an amount equal to 18 months base salary. For more detail about the provisions of Mr. Smith’s severance arrangements with us, see the discussion under “James F. Smith, Vice President and Chief Financial Officer” below. We believe that our Vice President and Chief Financial Officer’s severance package is generally in line with severance packages offered to chief financial officers of companies of similar size to us.

Our Vice President and General Counsel’s employment agreement provides, if his employment is terminated without cause, for the payment by us of severance consisting of a payment either in a lump sum or in up to four payments within six months in an amount equal to six months base salary. For more detail about the provisions of Mr. Thomas’s severance arrangements with us, see the discussion under “William J. Thomas,

Vice President and General Counsel” below. We believe that our Vice President and General Counsel’s severance package is generally in line with severance packages offered to general counsels of companies of similar size to us.

Our Vice President, North America Marketing and Sales’ employment agreement provides, if his employment is terminated without cause, for the payment by us of severance consisting of a payment either in a lump sum or in up to four payments within six months in an amount equal to six months base salary. For more detail about the provisions of Dr. Boschwitz’s severance arrangements with us, see the discussion under “Jeffrey S. Boschwitz, North America Marketing and Sales” below. We believe that our North America Marketing and Sales’ severance package is generally in line with severance packages offered to marketing and sales executives of companies of similar size to us.

The employment agreements for Messrs. Smith and Thomas and Dr. Boschwitz do not contain provisions requiring us to pay severance in the event such executive officer terminates his employment for good reason such as diminution in such executive’s title, duties or authority or a reduction in such executive’s salary or bonus target. The severance terms in such employment agreements were determined in arms-length negotiations with each of Mr. Smith, Mr. Thomas and Dr. Boschwitz.

Acceleration of vesting of equity-based awards. In general, the equity awards under our Amended and Restated 2005 Stock Plan are subject to acceleration in certain circumstances at the discretion of the administrator of the Amended and Restated 2005 Stock Plan. See the discussion under the heading “Our Amended and Restated 2005 Stock Plan” below.

Tax Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes. We believe that the options granted under our Amended and Restated 2005 Stock Plan qualify as performance-based compensation.

Non-Qualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. We believe we are operating in good faith compliance with the statutory provisions of this act. A more detailed discussion of our Executive Deferred Compensation Plan is provided below under the heading “Non-Qualified Deferred Compensation Plan.”

Summary Compensation Table

The following table shows the compensation for the fiscal years ended December 31, 2009, 2008 and 2007 earned by (1) our President and Chief Executive Officer, (2) our Vice President and Chief Financial Officer, (3) our Vice President and General Counsel, and (4) our Vice President, North America Marketing and Sales.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Thomas A. Bologna President and Chief Executive Officer	2009 2008 2007	565,000 560,250 539,500	— — 10,000		— — 378,750	(6)	253,300 310,010 —	(2) (4)	89,232 101,790 567,162	(3) (5) (7)	907,532 972,050 1,495,412

James F. Smith Vice President and Chief Financial Officer (8)	2009 2008 2007	247,100 246,575 57,699	— — —		— — —		67,050 53,824 296,198	(9) (11) (13)	5,866 7,060 839	(10) (12) (14)	320,016 307,459 354,736

William J. Thomas Vice President and General Counsel (15)	2009 2008 2007	246,100 245,825 29,697	— — 10,000	(20)	— — —		67,050 43,711 243,510	(16) (18) (21)	4,641 2,778 195	(17) (19) (22)	317,791 292,314 283,402

Jeffrey S. Boschwitz Vice President, North America Marketing and Sales (23)	2009 2008	230,000 141,136	— —		— —		67,050 114,290	(24) (26)	5,554 1,918	(25) (27)	302,604 257,344

(1)	The amounts reported in the Option Awards column represent the aggregate grant date fair value of the stock options computed in accordance with ASC Topic 718 granted to our executive officers during 2009, 2008 and 2007. The grant date fair value of performance awards is determined based on the probable outcome of such performance conditions as of the grant date. Pursuant to SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. The number is computed using the closing sale price per share of our common stock as reported on NASDAQ on the date of the approval by the Board of Directors of the award. The assumptions made in calculating the aggregate grant date fair value amounts for the options granted in 2009, 2008 and 2007 are described in Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009, as amended, filed with the Securities and Exchange Commission on March 12, 2010.
(2)	Represents the aggregate grant date fair value of options granted to Mr. Bologna to purchase 170,000 shares of common stock on June 25, 2009.
(3)	Consists of $4,900 of matching contributions under our 401(k) plan, $28,250 of contributions by us into our Executive Deferred Compensation Plan for the benefit of Mr. Bologna, $4,496 in life insurance premiums paid by us for a life insurance policy to benefit Mr. Bologna, $25,000 in relocation and related expenses and $26,586 in tax gross-ups.
(4)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Mr. Bologna to purchase 145,000 shares of common stock on June 5, 2008.
(5)	Consists of $4,600 of matching contributions under our 401(k) plan, $28,013 of contributions by us into our Executive Deferred Compensation Plan for the benefit of Mr. Bologna, $3,530 in life insurance premiums paid by us for a life insurance policy to benefit Mr. Bologna, $37,674 in relocation and related expenses and $27,973 in tax gross-ups for relocation.
(6)	Represents the aggregate grant date fair value of 75,000 shares of common stock computed in accordance with ASC Topic 718 granted to Mr. Bologna on December 30, 2007. The number is computed using the closing sale price per share of our common stock as reported on NASDAQ on the date of the approval by the Board of Directors of the award. The assumptions made in calculating the aggregate grant date fair value amount for stock awards granted in 2007 are described in Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009, as amended, filed with the Securities and Exchange Commission on March 12, 2010.

(7)	Consists of $4,400 of matching contributions under our 401(k) plan, $33,475 of contributions by us into our Executive Deferred Compensation Plan for the benefit of Mr. Bologna, $3,354 in life insurance premiums paid by us for a life insurance policy for the benefit of Mr. Bologna, $299,203 in relocation and related expenses and $226,730 in tax gross-ups for relocation expenses paid to Mr. Bologna.
(8)	Mr. Smith commenced employment with us on October 5, 2007.
(9)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Mr. Smith to purchase 45,000 shares of common stock on June 25, 2009.
(10)	Consists of $4,900 of matching contributions under our 401(k) plan and $966 in life insurance premiums paid by us for a life insurance policy for the benefit of Mr. Smith.
(11)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Mr. Smith to purchase 25,175 shares of common stock on June 5, 2008.
(12)	Consists of $3,706 of matching contributions under our 401(k) plan and $3,354 in life insurance premiums paid by us for a life insurance policy for the benefit of Mr. Smith.
(13)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Mr. Smith to purchase 75,000 shares of common stock on October 31, 2007.
(14)	Represents life insurance premiums paid by us for a life insurance policy for the benefit of Mr. Smith.
(15)	Mr. Thomas commenced employment with us on November 19, 2007.
(16)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Mr. Thomas to purchase 45,000 shares of common stock on June 25, 2009.
(17)	Consists of $3,675 of matching contributions under our 401(k) plan and $966 in life insurance premiums paid by us for a life insurance policy for the benefit of Mr. Thomas.
(18)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Mr. Thomas to 20,445 shares of common stock on June 5, 2008.
(19)	Consists of $1,608 of matching contributions under our 401(k) plan and $1,170 in life insurance premiums paid by us for a life insurance policy for the benefit of Mr. Thomas.
(20)	Represents a signing bonus of $10,000.
(21)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Mr. Thomas to purchase 75,000 shares of common stock on November 19, 2007.
(22)	Represents life insurance premiums paid by us for a life insurance policy for the benefit of Mr. Thomas.
(23)	Dr. Boschwitz commenced employment with us on May 21, 2008.
(24)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Dr. Boschwitz to purchase 45,000 shares of common stock on June 25, 2009.
(25)	Consists of $4,600 of matching contributions under our 401(k) plan and $954 in life insurance premiums paid by us for a life insurance policy for the benefit of Dr. Boschwitz.
(26)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Dr. Boschwitz to 50,000 shares of common stock to Dr. Boschwitz on May 21, 2008.
(27)	Represents $1,150 of matching contributions under our 401(k) plan and $768 in life insurance premiums paid by us for a life insurance policy for the benefit of Dr. Boschwitz.

The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2009 to each of the individuals named in the Summary Compensation Table.

Name	Grant Date	Estimated Futire Payments Under Equity Incentive Plan Awards (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Market Price on Grant Date ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Thomas A. Bologna	06/25/09	85,000		1.54	1.49	126,650
	06/25/09		85,000	1.54	1.49	126,650
James F. Smith	06/25/09	22,500		1.54	1.49	33,525
	06/25/09		22,500	1.54	1.49	33,525
William J. Thomas	06/25/09	22,500		1.54	1.49	33,525
	06/25/09		22,500	1.54	1.49	33,525
Jeffrey S. Boschwitz	06/25/09	22,500		1.54	1.49	33,525
	06/25/09		22,500	1.54	1.49	33,525

(1)	These options vest on the date we release our earnings for the fiscal year ended December 31, 2009, provided, that (i) the Company has achieved certain corporate goals with respect to gross margin and cash as of December 31, 2009 and (ii) such individual is employed by us on such date. On March 11, 2010, based on the achievement of the corporate goals with respect to gross margin and cash as of December 31, 2009 and the release of earnings for the fiscal year ended December 31, 2009, these options vested.
(2)	These options vested on the date of grant.
(3)	Our Amended and Restated 2005 Stock Plan provides that the exercise price shall be determined by using the fair market value of our common stock, which is defined under the Amended and Restated 2005 Stock Plan as the closing price of our common stock on the NASDAQ Global Market on the day prior to the grant date.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards

The terms of Mr. Bologna’s compensation are derived from our employment agreement with him and the annual performance review by our Compensation Committee. The terms of Mr. Bologna’s employment agreement with us were the result of extensive negotiations between us and Mr. Bologna and were approved by our Board of Directors. Annual salary increases, annual equity awards and cash bonuses, if any, for Mr. Bologna are determined by the Board of Directors, after the recommendation from the Compensation Committee. The terms of our other named executive officers’ compensation are derived from our employment agreement with each executive, which terms were the result of negotiations with each executive. Annual salary increases, annual equity awards and cash bonuses, if any, for these executives are determined by the Compensation Committee based upon the recommendation of Mr. Bologna.

All of the equity awards disclosed in the Grants of Plan-Based Awards table were issued under our Amended and Restated 2005 Stock Plan. All option awards were granted with an exercise price per share equal to the closing price of our common stock on the NASDAQ Global Market on the day prior to the grant date of each award. Subject to the terms and conditions of the Amended and Restated 2005 Stock Plan and the option agreements issued in connection with these grants, all of the options granted in 2009 vested 50% on the date of grant. In order to align the executives’ interests with those of our stockholders, the Compensation Committee determined that the remaining 50% of these options would vest on the date we release our earnings for the fiscal year ended December 31, 2009, provided, that (i) the Company had achieved certain corporate goals with respect to gross margin and cash as of December 31, 2009 and (ii) such individual was employed by us on such date. On March 11, 2010, based on the achievement of the corporate goals with respect to gross margin and cash as of December 31, 2009 and the release of our earnings for the fiscal year ended December 31, 2009, the remaining 50% of these options vested.

Employment Agreement with Thomas A. Bologna

On March 8, 2006, we entered into an employment agreement with Thomas A. Bologna to serve as our President and Chief Executive Officer effective April 25, 2006. The employment agreement is for a four-year term and automatically renews for additional four-year terms unless either party gives notice of non-renewal to the other party at least 18 months prior to the expiration of the then current term. Mr. Bologna’s annual base salary was $565,000 in 2009, and he has a bonus target each year of 50% of his base salary, based primarily on performance measures. Based upon the achievement of key 2007 objectives, Mr. Bologna received a $10,000 bonus in April 2008. We also contribute an additional 5% of Mr. Bologna’s annual base salary to the Executive Deferred Compensation Plan for his benefit. Pursuant to the employment agreement, Mr. Bologna (i) received a signing bonus of $100,000, which was subject to pro rata repayment if Mr. Bologna’s employment was terminated for certain reasons within the first year of joining our company, (ii) was granted an option to purchase 600,000 shares of our common stock at an exercise price equal to $4.53 per share and (iii) was granted 100,000 shares of our common stock at no cost to Mr. Bologna based upon Mr. Bologna’s performance. In addition, we agreed to purchase life insurance on Mr. Bologna in the face amount of not less than $2,000,000 for a beneficiary designated by him.

In connection with his employment, Mr. Bologna relocated to the Princeton, New Jersey area in 2007. We reimbursed Mr. Bologna $36,870, $37,672 and $299,203 in 2009, 2008 and 2007, respectively, for certain relocation expenses, which are subject to pro rata repayment in certain circumstances. We also made additional gross-up payments to Mr. Bologna of $26,586, $27,973 and $226,730 in 2009, 2008 and 2007, respectively, in order to pay income tax imposed on him because certain payments made to Mr. Bologna under the employment agreement are deemed compensation to Mr. Bologna.

Employment Agreement with James F. Smith

On October 5, 2007, we entered into an employment agreement with James F. Smith to serve as our Vice President and Chief Financial Officer effective October 5, 2007. The employment agreement is for a three-year term and automatically renews for additional one-year terms unless either party gives notice of non-renewal to the other party at least three months prior to the expiration of the then current term. Mr. Smith’s annual base salary was $247,100 in 2009, and he has a bonus target each year of 25% of his base salary, based primarily on performance measures. Pursuant to the employment agreement, Mr. Smith (i) was granted an option to purchase 75,000 shares of our common stock at an exercise price equal to $5.54 per share and (ii) was required to purchase $10,000 of our common stock in the open-market within six months after his commencement of employment, subject to compliance with our insider trading policy and applicable securities laws.

Employment Agreement with William J. Thomas

On November 19, 2007, we entered into an employment agreement with William J. Thomas to serve as our Vice President and General Counsel effective November 19, 2007. The employment agreement is for a three-year term and automatically renews for additional one-year terms unless either party gives notice of non-renewal to the other party at least three months prior to the expiration of the then current term. Mr. Thomas’ annual base salary was $246,100 in 2009, and he has a bonus target each year of 25% of his base salary, based primarily on performance measures. Pursuant to the employment agreement, Mr. Thomas (i) was granted an option to purchase 75,000 shares of our common stock at an exercise price equal to $4.59 per share and (ii) received a signing bonus of $10,000, which was subject to full repayment if Mr. Thomas’ employment was terminated for certain reasons within the first year of joining our company and is subject to 50% repayment if Mr. Thomas’ employment is terminated for certain reasons after the first year of employment and before the end of the second year of employment.

Employment Agreement with Jeffrey S. Boschwitz

On May 13, 2008, we entered into an employment agreement with Jeffrey S. Boschwitz to serve as our Vice President, North America Marketing and Sales effective May 21, 2008. The employment agreement is for a three-year term and automatically renews for additional one-year terms unless either party gives notice of non-renewal to the other party at least three months prior to the expiration of the then current term. Dr. Boschwitz’s annual base salary was $236,000 in 2009, and he has a bonus target each year of 25% of his base salary, prorated for 2008, based primarily on performance measures. Pursuant to the employment agreement, Dr. Boschwitz (i) was granted an option to purchase 50,000 shares of our common stock at an exercise price equal to $3.25 per share and (ii) was required to purchase $10,000 of our common stock in the open-market within six months after his commencement of employment, subject to compliance with our insider trading policy and applicable securities laws. As a result of our policy regarding black-out periods and applicable securities laws, Dr. Boschwitz was unable to purchase at least $10,000 worth of our common stock by the end of his first six months of employment with us. On June 9, 2009, Dr. Boschwitz fulfilled this requirement and purchased $10,000 of our common stock in the open-market.

Severance and Other Payments

Certain of our named executive officers may be entitled to certain payments under certain circumstances, including termination and a change of control involving our company. For a description and quantification of benefits payable to the individuals named in our Summary Compensation Table in connection with a termination of employment or a change of control, see “Potential Payments upon Termination or Change of Control” below.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options outstanding on December 31, 2009, the last day of our fiscal year, to each of the individuals named in the Summary Compensation Table.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Thomas A. Bologna	550,000 54,375 85,000	50,000 90,625 85,000	(1) (2) (3)	4.53 3.03 1.54	4/25/16 6/05/18 6/25/19
James F. Smith	40,625 94,417 22,500	34,375 15,734 22,500	(4) (5) (3)	5.54 3.03 1.54	10/31/17 6/05/18 6/25/19
William J. Thomas	39,063 7,667 22,500	35,937 12,778 22,500	(4) (6) (3)	4.59 3.03 1.54	11/19/17 6/05/18 6/25/19
Jeffrey S. Boschwitz	19,792 22,500	30,208 22,500	(7) (3)	3.25 1.54	5/21/18 6/25/19

(1)	This option vests as to 12,500 shares on a monthly basis.
(2)	This option vests as to 3,021 shares on a monthly basis.
(3)	These options vest on the date we release our earnings for the fiscal year ended December 31, 2009, provided, that (i) the Company has achieved certain corporate goals with respect to gross margin and cash as of December 31, 2009 and (ii) such individual is employed by us on such date. On March 11, 2010, based on the achievement of the corporate goals with respect to gross margin and cash as of December 31, 2009 and the release of our earnings for the fiscal year ended December 31, 2009, these options vested.
(4)	This option vests as to 1,562 shares on a monthly basis.

(5)	This option vests as to 524 shares on a monthly basis.
(6)	This option vests as to 426 shares on a monthly basis.
(7)	This option vests as to 1,042 shares on a monthly basis.

Option Exercises and Stock Vested

There were no exercises of options to purchase our common stock during the fiscal year ended December 31, 2009 by any of the individuals named in the Summary Compensation Table nor were any shares of restricted stock held by any of our named executive officers in 2009.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation Plan

Pursuant to our Executive Deferred Compensation Plan, certain executives may defer the payment of certain cash compensation that they may earn of up to 50% of such person’s regular base salary. Deferral elections are made by eligible executives each year for amounts to be earned in the following year. Additionally, eligible executives may elect to defer all or a portion of bonuses no earlier than one month prior to the beginning of the year for which the bonus will be earned. Eligible executives may also elect to defer all or a portion of other cash incentive compensation no later than six months before the end of the year or other period for which the cash incentive compensation will be earned.

Benefits under our Executive Deferred Compensation Plan will typically be paid six months after termination. However, upon a showing of financial hardship and approval of the Compensation Committee, an executive may be allowed to access funds in their deferred compensation account earlier than the time specified. Benefits can be received either as a lump sum payment or in annual installments as designated by the executive. The executive has a choice of investment vehicles in which to invest amounts contributed to the Executive Deferred Compensation Plan and earnings or losses on account balances are based on the performance of the chosen investment vehicles. While our President and Chief Executive Officer currently participates in this plan, we have not and do not anticipate offering the opportunity to participate in this plan to any employees who may join us in the future.

The following tables provides information with respect to the contributions, earnings, withdrawals and balances under our Executive Deferred Compensation Plan during the fiscal year ended December 31, 2009 for each of the individuals named in the Summary Compensation Table.

Name	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Thomas A. Bologna	28,250	(1)	27,233	104,236
James F. Smith	—		—	—
William J. Thomas	—		—	—
Jeffrey S. Boschwitz	—		—	—

(1)	Pursuant to our employment agreement with Mr. Bologna, we contribute an amount equal to 5% of Mr. Bologna’s base salary to our Executive Deferred Compensation Plan at least annually. This amount has been reported in the “All Other Compensation” column of the Summary Compensation Table for 2009.

Potential Payments upon Termination or Change of Control

Generally, regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	the portion of the executive’s base salary that has accrued prior to any termination and not yet been paid;

•	unused vacation pay pro-rated for the executive officer’s last year of employment;

•	distribution under the executive’s 401(k) plan (assuming the executive participated in the plan); and

•	amounts contributed by the executive and us under our Executive Deferred Compensation Plan (assuming the executive participated in the plan).

In addition, we have entered into certain agreements and maintain certain plans that may require us to make additional payments and/or provide additional benefits to the individuals named in the Summary Compensation Table in the event of a termination of employment or a change of control of our company.

Amended and Restated 2005 Stock Plan

Under our Amended and Restated 2005 Stock Plan, if we are to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of our assets or otherwise, the administrator of our Amended and Restated 2005 Stock Plan or the board of directors of any entity assuming our obligations under the Amended and Restated 2005 Stock Plan shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options either the consideration payable with respect to the outstanding shares of our common stock in connection with the transaction or securities of any successor or acquiring entity, (ii) upon written notice to the participants, provide that all options must be exercised (either (a) to the extent then exercisable or (b) at the discretion of the administrator of the Amended and Restated 2005 Stock Plan, all options being made fully exercisable) within a specified number of days of the date of such notice, at the end of which period the options shall terminate or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options as determined in accordance with the Amended and Restated 2005 Stock Plan (either (a) to the extent then exercisable or (b) at the discretion of the administrator of the Amended and Restated 2005 Stock Plan, all options being made fully exercisable) over the exercise price thereof.

With respect to outstanding stock grants, the administrator of the Amended and Restated 2005 Stock Plan or the successor board, shall either (i) make appropriate provisions for the continuation of such stock grants by substituting on an equitable basis for the shares then subject to such stock grants either the consideration payable with respect to the outstanding shares of our common stock in connection with the transaction or securities of any successor or acquiring entity, (ii) upon written notice to the participants, provide that all stock grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the stock grants shall terminate or (iii) terminate all stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock grants over the purchase price thereof, if any. In addition, in the event of such a transaction, the administrator of the Amended and Restated 2005 Stock Plan may waive any or all of our repurchase rights with respect to outstanding stock grants.

Executive Deferred Compensation Plan

Benefits under our Executive Deferred Compensation Plan are typically paid six months after termination in order to comply with Section 409A of the Internal Revenue Code. Benefits can be received either as a lump sum payment or in annual installments as designated by the executive.

Thomas A. Bologna, President and Chief Executive Officer

Pursuant to our employment agreement with Mr. Bologna, in the event of a change of control, all stock options held by Mr. Bologna which have not previously vested shall immediately and fully vest and shall remain exercisable for their full term. If Mr. Bologna’s employment is terminated by us without cause or by Mr. Bologna for good reason, then immediately upon the date of Mr. Bologna’s termination, to the extent that any of Mr. Bologna’s stock options have not vested in full, an additional number of Mr. Bologna’s stock options will vest such that Mr. Bologna will be vested in such number of stock options calculated as if Mr. Bologna remained employed with us for an additional 24 months following the date of termination, and the vested options shall remain exercisable for their full term. If Mr. Bologna’s employment is terminated as a result of his death or disability, then immediately upon the date of Mr. Bologna’s termination, all stock options held by Mr. Bologna shall immediately and fully vest and shall remain exercisable for their full term.

If Mr. Bologna’s employment under his employment agreement is terminated by us for cause or by Mr. Bologna in the absence of a good reason, or the term of the employment agreement expires, we will pay to Mr. Bologna his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses. If Mr. Bologna’s employment under the employment agreement is terminated either by us without cause or by Mr. Bologna for good reason, or because of Mr. Bologna’s death or disability, then (i) we will pay to Mr. Bologna his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses, (ii) we will pay Mr. Bologna a lump sum payment equal to (A) an amount equal to two times his most recent base salary plus (B) an amount equal to two times the average of the last four annual bonuses paid to him, or two times the amount of the largest bonus paid to him within the last three years, whichever is greater, (iii) we will pay Mr. Bologna an amount equal to his annual bonus target prorated by the number of days worked by him in the last calendar year of his employment and (iv) in certain circumstances we will continue to provide medical and dental insurance coverage for him and his family until the later of (A) 36 months following the effective date of his termination or (B) the date which would have been the end of the current term of the employment agreement but for the earlier termination thereof.

Under the employment agreement, “cause” means that Mr. Bologna has (i) intentionally committed an act or omission that materially harms us, (ii) been grossly negligent in performance of his duties to us, (iii) committed an act of moral turpitude, (iv) committed an act of fraud or material dishonesty in discharging his duties to us, (v) breached any material provision of the employment agreement or any nondisclosure or non-competition agreement between us and Mr. Bologna that results in material harm to us, or (vi) breached any material provision of any code of conduct or ethics policy in effect at our company that results in material harm to us; provided, that in the case of subparagraph (ii) where such gross negligence and the effects of such gross negligence are capable of remedy by Mr. Bologna, there shall be no cause unless we provide Mr. Bologna with written notice reasonably detailing the purported basis for the cause and Mr. Bologna fails to remedy within 30 days after his receipt of such notice.

Under the employment agreement, “good reason” means the occurrence of one or more of the following without Mr. Bologna’s express written consent: (i) a substantial diminution in his title, duties, responsibilities or authority with us, (ii) a reduction in his salary or bonus target, (iii) our failure to timely pay or provide him with any salary, bonuses, benefits or other compensation due to him under the employment agreement, (iv) our dissolution or liquidation or our filing of a bankruptcy petition, (v) relocation of our headquarters to a location outside of the Princeton, New Jersey area, (vi) Mr. Bologna not being elected as a member of our Board of Directors or (vii) a change of control as used in the employment agreement; provided, that in the case of subparagraphs (i), (ii) or (iii) there shall be no good reason unless Mr. Bologna provides our Board of Directors with written notice reasonably detailing the purported basis for the good reason and we fail to remedy within 30 days after its receipt of such notice.

Under the employment agreement, a “change of control” shall occur on the date that either of the following occurs: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of

1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding voting securities (excluding for this purpose our company or its affiliated entities or any of our executive benefit plans) or (ii) a merger or consolidation of our company whether or not approved by our Board of Directors, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by our voting securities or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the consummation of an agreement for the sale or disposition of all or substantially all of our assets.

The following table summarizes the potential payments to Mr. Bologna assuming his employment with us is terminated or a change of control occurs on December 31, 2009, the last day of our fiscal year.

Benefits and Payments	Change of Control (1)	Termination upon Death or Disability	Termination by us Without Cause or by Mr. Bologna for Good Reason
Base Salary	$0	$1,130,000	$1,130,000
Bonus	$0	$302,500	$302,500
Acceleration of Vesting of Options	100%	100%	24 months
Number of Accelerated Stock Options and Value (2)	225,625	225,625	207,500
	$14,450	$14,450	$14,450
Executive Deferred Compensation Plan	$0	$104,236	$104,236
Total	$14,450	$1,551,186	$1,551,186

(1)	We will also make tax gross-up payments to Mr. Bologna to the extent that any amounts payable to Mr. Bologna in connection with a change of control are treated as excess parachute payments.
(2)	Value upon termination or change of control is calculated using a value of our common stock of $1.71 per share, the closing price of our common stock on December 31, 2009, the last trading day in the fiscal year ended December 31, 2009. At this price, Mr. Bologna would receive no additional value from the acceleration of the vesting of stock options with exercise prices of $4.53 per share and $3.03 per share.

James F. Smith, Vice President and Chief Financial Officer

Pursuant to our employment agreement with Mr. Smith, in the event of a change of control, all stock options held by Mr. Smith which have not previously vested shall immediately vest and become fully exercisable.

If Mr. Smith’s employment under his employment agreement is terminated by us for cause, or death or disability, or the term of the employment agreement expires, we will pay to Mr. Smith his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses. If Mr. Smith’s employment under the employment agreement is terminated by us without cause, then (i) we will pay to Mr. Smith his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses, and (ii) we will pay Mr. Smith severance consisting of a payment either in a lump sum or in up to four payments within six months after his termination in an amount equal to six months base salary. If Mr. Smith’s employment under his employment agreement is terminated by us within nine months following a change of control, and provided Mr. Smith is not offered employment with any successor or surviving entity at substantially equal or better terms and conditions, then we will pay Mr. Smith severance equal to 18 months base salary in a lump sum or in up to four payments within 18 months.

Under the employment agreement, “cause” means that Mr. Smith has (i) intentionally committed an act or omission that materially harms us, (ii) been grossly negligent in performance of his duties to us, (iii) committed an act of moral turpitude, (iv) committed an act of fraud or material dishonesty in discharging his duties to us,

(v) breached any material provision of the employment agreement or any nondisclosure or non-competition agreement between us and Mr. Smith that results in material harm to us, or (vi) breached any provision of any code of conduct or ethics policy in effect at our company; provided, that in the case of subparagraph (ii) where such gross negligence and the effects of such gross negligence are capable of remedy by Mr. Smith, there shall be no cause unless we provide Mr. Smith with written notice reasonably detailing the purported basis for the cause and Mr. Smith fails to remedy within 30 days after his receipt of such notice.

Under the employment agreement, a “change of control” shall occur on the date that either of the following occurs: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding voting securities (excluding for this purpose our company or its affiliated entities or any of our executive benefit plans) or (ii) a merger or consolidation of our company whether or not approved by our Board of Directors, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by our voting securities or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the consummation of an agreement for the sale or disposition of all or substantially all of our assets.

The following table summarizes the potential payments to Mr. Smith assuming his employment with us is terminated or a change of control occurs on December 31, 2009, the last day of our fiscal year.

Benefits and Payments	Change of Control	Termination by us Without Cause as a Result of Change of Control	Termination by us Without Cause
Base Salary	$0	$370,650	$123,550
Bonus	$0	$0	$0
Acceleration of Vesting of Options	100%	100%	0
Number of Accelerated Stock Options and Value (1)	72,609	72,609	0
	$3,825	$3,825	$0
Total	$3,825	$374,475	$123,550

(1)	Value upon termination or change of control is calculated using a value of our common stock of $1.71 per share, the closing price of our common stock on December 31, 2009, the last trading day in the fiscal year ended December 31, 2009. At this price, Mr. Smith would receive no additional value from the acceleration of the vesting of stock options with exercise prices of $5.54 per share and $3.03 per share.

William J. Thomas, Vice President and General Counsel

Pursuant to our employment agreement with Mr. Thomas, in the event of a change of control, all stock options held by Mr. Thomas which have not previously vested shall immediately vest and become fully exercisable.

If Mr. Thomas’ employment under his employment agreement is terminated by us for cause, or death or disability, or the term of the employment agreement expires, we will pay to Mr. Thomas his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses. If Mr. Thomas’s employment under the employment agreement is terminated by us without cause, then (i) we will pay to Mr. Thomas his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses, and (ii) we will pay Mr. Thomas severance consisting of a payment either in a lump sum or in up to four payments within six months after his termination in an amount equal to six months base salary.

Under the employment agreement, “cause” means that Mr. Thomas has (i) intentionally committed an act or omission that materially harms us, (ii) been grossly negligent in performance of his duties to us, (iii) committed an act of moral turpitude, (iv) committed an act of fraud or material dishonesty in discharging his duties to us, (v) breached any material provision of the employment agreement or any other agreement with our company that results in material harm to us, or (vi) breached any provision of any code of conduct or ethics policy in effect at our company; provided, that in the case of subparagraph (ii) where such gross negligence and the effects of such gross negligence are capable of remedy by Mr. Thomas, there shall be no cause unless we provide Mr. Thomas with written notice reasonably detailing the purported basis for the cause and Mr. Thomas fails to remedy within 30 days after his receipt of such notice.

Under the employment agreement, a “change of control” shall occur on the date that either of the following occurs: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding voting securities (excluding for this purpose our company or its affiliated entities or any of our executive benefit plans) or (ii) a merger or consolidation of our company whether or not approved by our Board of Directors, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by our voting securities or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the consummation of an agreement for the sale or disposition of all or substantially all of our assets.

The following table summarizes the potential payments to Mr. Thomas assuming his employment with us is terminated or a change of control occurs on December 31, 2009, the last day of our fiscal year.

Benefits and Payments	Change of Control	Termination by us Without Cause
Base Salary	$0	$123,050
Bonus	$0	$0
Acceleration of Vesting of Options	100%	0
Number of Accelerated Stock Options and Value (1)	71,215	0
	$3,825	$0
Total	$3,825	$123,050

(1)	Value upon termination or change of control is calculated using a value of our common stock of $1.71 per share, the closing price of our common stock on December 31, 2009, the last trading day in the fiscal year ended December 31, 2009. At this price, Mr. Thomas would receive no additional value from the acceleration of the vesting of stock options with exercise prices of $4.59 per share and $3.03 per share.

Jeffrey S. Boschwitz Vice President, North America Marketing and Sales

Pursuant to our employment agreement with Dr. Boschwitz, in the event of a change of control, all stock options held by Dr. Boschwitz which have not previously vested shall immediately vest and become fully exercisable.

If Dr. Boschwitz’s employment under his employment agreement is terminated by us for cause, or death or disability, or the term of the employment agreement expires, we will pay to Dr. Boschwitz his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses. If Dr. Boschwitz’s employment under the employment agreement is terminated by us without cause, then (i) we will pay to Dr. Boschwitz his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses, and (ii) we will pay Dr. Boschwitz severance consisting of a payment either in a lump sum or in up to four payments within six months after his termination in an amount equal to six months base salary.

Under the employment agreement, “cause” means that Dr. Boschwitz has (i) intentionally committed an act or omission that materially harms us, (ii) been grossly negligent in performance of his duties to us, (iii) committed an act of moral turpitude, (iv) committed an act of fraud or material dishonesty in discharging his duties to us, (v) breached any material provision of the employment agreement or any other agreement with our company that results in material harm to us, or (vi) breached any provision of any code of conduct or ethics policy in effect at our company; provided, that in the case of subparagraph (ii) where such gross negligence and the effects of such gross negligence are capable of remedy by Dr. Boschwitz, there shall be no cause unless we provide Dr. Boschwitz with written notice reasonably detailing the purported basis for the cause and Dr. Boschwitz fails to remedy within 30 days after his receipt of such notice.

Under the employment agreement, a “change of control” shall occur on the date that either of the following occurs: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding voting securities (excluding for this purpose our company or its affiliated entities or any of our executive benefit plans) or (ii) a merger or consolidation of our company whether or not approved by our Board of Directors, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by our voting securities or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the consummation of an agreement for the sale or disposition of all or substantially all of our assets.

The following table summarizes the potential payments to Dr. Boschwitz assuming his employment with us is terminated or a change of control occurs on December 31, 2009, the last day of our fiscal year.

Benefits and Payments	Change of Control	Termination by us Without Cause
Base Salary	$0	$115,000
Bonus	$0	$0
Acceleration of Vesting of Options	100%	0
Number of Accelerated Stock Options and Value (1)	52,708	0
	$3,825	$0
Total	$3,825	$115,000

(1)	Value upon termination or change of control is calculated using a value of our common stock of $1.71 per share, the closing price of our common stock on December 31, 2009, the last trading day in the fiscal year ended December 31, 2009. At this price, Mr. Boschwitz would receive no additional value from the acceleration of the vesting of stock options with an exercise price of $3.25 per share.

Director Compensation

Director Compensation Table

The following table sets forth a summary of the compensation earned by our directors for the fiscal year ended December 31, 2009, other than Thomas A. Bologna, our President and Chief Executive Officer. Dr. James M. Hart was elected to the Board of Directors effective January 1, 2010 and Bruce D. Dalziel was elected to the Board of Directors effective April 1, 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($)	Total ($)
James Beery	43,446	57,755	(2)	—	101,201
Sidney M. Hecht, Ph.D.	45,000	66,420	(3)	—	111,420
Kenneth D. Noonan, Ph.D.	34,000	43,316	(4)	—	77,316
Nicole S. Williams	59,375	69,307	(5)	—	128,682
George H. Poste, DVM, Ph.D. (6)	36,606	—		—	36,606

(1)	The amounts reported in the Option Awards column represent the aggregate grant date fair value of the stock options computed in accordance with ASC Topic 718 granted to our directors during 2009. Pursuant to SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. The number is computed using the closing sale price per share of our common stock as reported on NASDAQ on the date of the approval by the Board of Directors of the award. The assumptions made in calculating the aggregate grant date fair value amounts for the options granted in 2009 are described in Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009, as amended, filed with the Securities and Exchange Commission on March 12, 2010.
(2)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Mr. Beery to purchase 33,033 shares of common stock on October 7, 2009. As of December 31, 2009, Mr. Beery held options to purchase 148,586 shares of common stock, of which 96,106 were vested.
(3)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Dr. Hecht to purchase 37,954 shares of common stock on October 7, 2009. As of December 31, 2009, Dr. Hecht held options to purchase 179,179 shares of common stock, of which 118,827 were vested.
(4)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Dr. Noonan to purchase 24,752 shares of common stock on October 7, 2009. As of December 31, 2009, Dr. Noonan held options to purchase 108,381 shares of common stock, of which 69,021 were vested.
(5)	Represents the aggregate grant date fair value of options computed in accordance with ASC Topic 718 granted to Ms. Williams to purchase 39,604 shares of common stock on October 7, 2009. As of December 31, 2009, Ms. Williams held options to purchase 182,666 shares of common stock, of which 119,689 were vested.
(6)	Dr. Poste served as a member of our Board of Directors and as Chairman during 2009 and notified us on August 25, 2009 that he would not stand for re-election at the 2009 annual stockholders meeting and resigned as a member of our Board of Directors and as Chairman effective August 25, 2009.

Director Compensation Policy

Mr. Bologna, our President and Chief Executive Officer, is not paid any fees or other compensation for services as a member of our Board of Directors or of any committee of our Board of Directors.

On September 3, 2010, Accipiter and the Company entered into an agreement, pursuant to which the Company agreed, as soon as practicable following the 2010 annual meeting of stockholders, to engage a third party compensation consultant to conduct a director compensation study and to implement compensation and stock ownership guidelines based upon the recommendations of such study, subject to the review and approval of the recommendations by the Board of Directors. Compensation guidelines shall evaluate the compensation of directors over an entire three-year term of service. Stock ownership guidelines shall take into account the time of service of each member of the Board. Any failure of a member of the Board to comply with the new guidelines may not be remedied through the grant by the Company of additional shares of restricted stock or options, nor through the payment by the Company for future or past services in lieu of cash. The guidelines will obligate all members of the Board to be in compliance with said guidelines within the earlier of nine months of the adoption by the Board of the guidelines or the date of the 2011 annual meeting of stockholders of the Company. The Company also agreed that no additional equity compensation will be issued to non-executive directors of the Company until the compensation study is completed.

Cash Compensation

The non-employee members of our Board of Directors are entitled to receive cash compensation in accordance with the following schedule:

Board of Directors:

Annual retainer-Chairperson	$25,000
Annual retainer-Director	$12,500
In person meeting fee	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Audit Committee:

Annual retainer-Chairperson	$5,000
Annual retainer-committee members	$1,500
In person meeting fee	$1,000
In person meeting fee (meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Compensation Committee:

No annual retainer to be paid to Compensation Committee Chairperson or members.
In person meeting fee	$1,000
In person meeting fee (meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Nominating and Governance Committee:

No annual retainer to be paid to Compensation Committee Chairperson or members.
In person meeting fee	$1,000
In person meeting fee (meetings held on days separate from full Board meeting)	$3,000
In person interview of Board candidate (where Committee member travels to meet candidate)	$2,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Unless otherwise approved by the Board of Directors, any other committees of the Board of Directors shall be treated at the same level of the Compensation Committee.

Equity Compensation

Pursuant to the agreement with Accipiter entered into on September 3, 2010, the Company agreed that no additional equity compensation will be issued to non-executive directors of the Company until a compensation study is completed after the 2010 annual meeting of stockholders. Prior to the execution of the agreement, non-employee members of the Board of Directors and committee members automatically received stock option grants both upon initially joining the Board of Directors or a committee thereof and on an annual basis in accordance with the following schedule, which grants were non-qualified stock options under our Amended and Restated 2005 Stock Plan, which typically vested in monthly increments over three years:

Board of Directors:

Initial grant	$100,000
Annual grant	$75,000

(1)	The number of options is determined based on 30-day trailing average stock price (i.e., $100,000 divided by the 30-day trailing average stock price on date of grant).
(2)	Exercise price shall be equal to fair market value on date of grant as determined pursuant to the equity compensation plan under which the options are granted.
(3)	After initial grant, director(s) must be in position for at least 3 months before qualifying for any annual grant.

Audit Committee:

Initial/annual grant-Chairperson	$35,000
Initial/annual grant -committee members	$25,000

(1)	The number of options is determined based on 30-day trailing average stock price (i.e., $35,000 divided by the 30-day trailing average stock price on date of grant).
(2)	Exercise price shall be equal to fair market value on date of grant as determined pursuant to the equity compensation plan under which the options are granted.
(3)	After initial grant, director(s) must be in position for at least 3 months before qualifying for any annual grant.

Compensation Committee:

Initial/annual grant-Chairperson	$15,000
Initial/annual grant-committee members	$10,000

(1)	The number of options is determined based on 30-day trailing average stock price (i.e., $15,000 divided by the 30-day trailing average stock price on date of grant).
(2)	Exercise price shall be equal to fair market value on date of grant as determined pursuant to the equity compensation plan under which the options are granted.
(3)	After initial grant, director(s) must be in position for at least 3 months before qualifying for any annual grant.

Expense Reimbursement

We reimburse each member of our Board of Directors who is not an employee for reasonable travel and other expenses in connection with attending meetings of the Board of Directors.

Employee Benefit Plans

We sponsor a 401(k) plan covering employees who meet certain defined requirements. Under the terms of our 401(k) plan, participants may elect to make contributions on a pre-tax and after-tax basis, subject to certain limitations under the Internal Revenue Code and we may match a percentage of employee contributions, on a discretionary basis, as determined by our Board of Directors. We currently match 50% of the first 4% of employee contributions. We may make other discretionary contributions to the 401(k) plan pursuant to a determination by our Board of Directors.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2009.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders
1995 Stock Incentive Plan	133,597	14.77	—
Amended and Restated 2005 Stock Plan	2,423,627	4.41	1,218,279
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,557,224	4.95	1,218,279

(1)	Includes options to purchase 40,842 shares of our common stock issued under the plans that were cancelled between December 31, 2009 and September 30, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market LLC, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of our internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in a charter adopted by the Board of Directors. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee revised its charter in March 2010. The revised Audit Committee charter is available on our website at www.orchidcellmark.com by first clicking on the section for “Investor Relations” and then “Corporate Governance.” The Audit Committee is responsible for overseeing our overall financial reporting process, the adequacy of our system of internal controls, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for fiscal year December 31, 2009, the Audit Committee took the following actions:

•

Reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009 with management and Grant Thornton LLP, our independent registered public accounting firm;

•

Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•

Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP communications with the Audit Committee and the Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

The Audit Committee reviews and discusses with management and the independent auditors all annual and quarterly financial statements and quarterly financial press releases prior to their issuance. The Audit Committee’s discussions with management and the independent auditors include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of our financial statements has been carried out in accordance with the generally accepted accounting standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that the independent registered public accounting firm is in fact “independent”.

Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Nicole S. Williams (Chairperson)

James Beery

Bruce D. Dalziel

Sidney M. Hecht, Ph.D.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to us.

Based solely on our review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2009 our executive officers, directors and 10% stockholders complied with all filing requirements of Section 16(a) in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest:

•	our executive officers;

•	our directors;

•	the beneficial owners of more than 5% of our securities;

•	the immediate family members of any of the foregoing persons; and

•	any other persons whom the Board determines may be considered related persons.

For purposes of these procedures, “immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or 5% beneficial owner.

Except as described below, during 2008 and 2009, there had not been nor is there currently proposed, any other transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

During the second quarter of 2008, we entered into a consulting agreement with L.E.K. Consulting LLP (L.E.K), of which Kenneth Noonan, Ph.D., one of our directors, was a partner. We paid L.E.K. fees of $150,000 plus expenses of $31,784 in connection with their services, which were completed during the third quarter of 2008.

ELECTION OF DIRECTOR

(Notice Item 1)

The Board of Directors currently consists of seven members, classified into three classes as follows: James Beery, Sidney M. Hecht and Kenneth D. Noonan constitute a class with a term ending at the upcoming annual meeting of stockholders (Class I directors), all of whom are not standing for re-election and will no longer be directors of the Company at the conclusion of the 2010 annual meeting of stockholders; Thomas A. Bologna and Bruce D. Dalziel constitute a class with a term ending at the 2011 annual meeting (Class II directors); and James M. Hart and Nicole S. Williams constitute a class with a term ending at the 2012 annual meeting (Class III directors). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

On September 28, 2010, the Board of Directors voted to nominate Mr. Davis and Dr. Loren for election at the annual meeting for a term of three years to serve until the 2013 annual meeting of stockholders, and/or until their respective successors are elected and qualified. The Class II directors (Thomas A. Bologna and Bruce D. Dalziel) and the Class III directors (James M. Hart and Nicole S. Williams) will serve until the annual meetings of stockholders to be held in 2011 and 2012, respectively, and/or until their respective successors have been elected and qualified. If Mr. Davis and Dr. Loren are elected to the Board at the annual meeting, the size of the Board will be six directors.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Mr. Davis and Dr. Loren as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the votes cast at the annual meeting is required to elect the nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. DAVIS AND DR. LOREN AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP

(Notice Item 2)

Our Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to serve as our independent auditors for our fiscal year ending December 31, 2010. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2008 and December 31, 2009, respectively, and fees billed for other services rendered by Grant Thornton LLP during those respective periods.

	2008	2009
Audit fees	$806,350	$610,249
Audit-related fees	0	0
Tax fees	0	0
All other fees	0	0

Total	$806,350	$610,249

Audit Fees

Fees incurred by us for professional services rendered by Grant Thornton LLP for the audit of the annual consolidated financial statements included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and for the audit of internal control over financial reporting required under the Sarbanes-Oxley Act of 2002 were $806,350 and $610,249 for 2008 and 2009, respectively.

Audit-Related Fees

We paid no audit-related fees to Grant Thornton LLP in 2008 and 2009.

Tax Fees

We paid no fees associated with tax compliance and tax consultation to Grant Thornton in 2008 and 2009.

All Other Fees

We paid no other fees to Grant Thornton LLP in 2008 and 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility, pursuant to its written charter, for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee chair to pre-approve between committee meetings those services that have not already been pre-approved by the committee. The chair is required to report any such pre-approval decisions to the full committee at its next scheduled meeting.

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Grant Thornton LLP to act as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Code of Business Conduct and Ethics, which is our code of ethics applicable to all directors, managers and employees worldwide, embodies our global principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and full compliance with all laws affecting our business. The text of the Code of Business Conduct and Ethics is available on our website at www.orchidcellmark.com by first clicking on the section for “Investor Relations” and then “Corporate Governance.” The Code of Business Conduct and Ethics is also available without charge, to any stockholder upon written request to the Corporate Secretary at Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Business Conduct and Ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market LLC.

Our Board of Directors has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics, such as:

•	accounting practices, internal accounting controls, or auditing matters and procedures;

•	theft or fraud of any amount;

•	insider trading;

•	performance and execution of contracts;

•	conflicts of interest;

•	violations of securities and antitrust laws; and

•	violations of the Foreign Corrupt Practices Act.

Any employee, stockholder or other interested party can call the following toll free number to submit a report. This number is operational 24 hours a day, seven days a week: 1-800-551-8902. Additionally, an email address has been designated to receive reports: sox-compliance@USA.NET.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2011, stockholder proposals must be received no later than one hundred twenty (120) days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2011 annual meeting of stockholders, although not included in the proxy statement, proposals must be received no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the 2010 annual meeting of stockholders; provided, however, that in the event that the date of the 2011 annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the 2010 annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to the 2011 annual meeting of stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to the 2011 annual meeting of stockholders or the close of business on the tenth (10th) day following the day on which we make a public announcement of the date of such meeting.

Proposals received outside of this time period will not be considered at the 2011 annual meeting of stockholders. If a proposal was received within that time period but after the date for inclusion in the proxy statement, management proxies may confer discretionary authority to vote on the matters presented at the 2011 annual meeting of stockholders by a stockholder in accordance with Rule 14a-4 under the Securities Exchange

Act of 1934, as amended. All stockholder proposals should be marked for the attention of Corporate Secretary, Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540.

Our Nominating and Governance Committee charter contains provisions which address the process by which a stockholder may nominate an individual to submit to the Nominating and Governance Committee recommendations for nomination to the Company’s Board of Directors. See “Management and Corporate Governance – Nominations for Director.”

A stockholder’s recommendation must be accompanied by the following information with respect to a stockholder director nominee as specified in the Nominating and Governance Committee’s charter: (i) the name, age, business address and residence address of the recommended person, (ii) the principal occupation or employment of the recommended person during the past five years, (iii) the class and number of shares of the Company stock beneficially owned by the recommended person on such date, (iv) whether in the past five years the recommended person has (1) filed for bankruptcy, (2) been convicted in a criminal proceeding or named subject of a criminal proceeding, (3) been found by any court of competent jurisdiction to have violated any Federal law or Federal commodities law, and such judgment or finding was not been subsequently reversed, suspended or vacated or (4) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any competent jurisdiction or of any Federal or state governmental or quasi-governmental agency, authority or commission enjoining him or her or otherwise limiting him or her from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity and (v) the consent of the recommended person to serve as a director of the Company in the event that he or she is elected.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the 2010 annual meeting. If any other business is properly brought before the 2010 annual meeting of stockholders, proxies in the enclosed form will be voted in accordance with the judgment of the persons named in the proxies.

ANNUAL REPORT

Our Annual Report on Form 10-K, as amended, which includes our financial statements, for the fiscal year ended December 31, 2009 and which provides additional information about us, can be found on the website of the Securities and Exchange Commission at www.sec.gov. It is also available on our website at www.orchidcellmark.com by first clicking on the section for “Investor Relations” and then “SEC Filings” and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540.

ORCHID CELLMARK INC.

4390 US ROUTE ONE, PRINCETON, NEW JERSEY 08540

PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 9, 2010

ORCHID CELLMARK INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2010 Annual Meeting of Stockholders and Proxy Statement dated October 6, 2010 in connection with the 2010 Annual Meeting of Stockholders to be held at 10:00 am, local time, on Tuesday, November 9, 2010 at the Wyndham Princeton Forrestal Hotel and Conference Center, 900 Scudders Mill Road, Plainsboro, NJ 08536 and hereby appoints Thomas A. Bologna and James F. Smith, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Orchid Cellmark Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders, and at any adjournments of the annual meeting, with all the powers the undersigned would have if personally present at the annual meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR all of the Proposals set forth below. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments of the meeting. If you wish to vote by telephone or Internet, please read the directions on the reverse side.

Address Changes/Comments: ______________________________________________________________________________

_______________________________________________________________________________________________________

(if you noted any Address Changes/Comments above, please mark corresponding box on reverse side.)

ORCHID CELLMARK INC.

The Board of Directors recommends a vote FOR all Proposals.

1.	Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Proposal to elect Eugene I. Davis and Stefan Loren as Class I Directors.

Eugene I. Davis	☐ FOR	☐ WITHHOLD VOTE
Stefan Loren	☐ FOR	☐ WITHHOLD VOTE

2.	Proposal to ratify the appointment of Grant Thornton LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

For Address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature/Joint Owners	Date

YOUR VOTE IS IMPORTANT! YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY INTERNET:—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Orchid Cellmark Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Orchid Cellmark Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you voted by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

THANK YOU FOR VOTING